As filed with the Securities and Exchange Commission on January 27, 2010

Registration No. 333-162293

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FREE FOR ALL, INC.
(Name of small business issuer in its charter)

Delaware	5122	27-058-1246
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer I.D. Number)

303 Lippincott Drive, Suite 320
Marlton, New Jersey  08053
856-652-2249
(Address and telephone number of principal executive offices)

303 Lippincott Drive, Suite 320
Marlton, New Jersey  08053
856-652-2249
 (Address of principal place of business or intended principal place of business)

 Gerard Ferro, Chief Executive Officer
303 Lippincott Drive, Suite 320
Marlton, New Jersey  08053
856-652-2249
(Name, address and telephone number of agent for service)

Copies to:

Gary A. Agron, Esquire
5445 DTC Parkway, Suite 520
Greenwood Village, CO 80111
(303) 770-7254
(303) 770-7257 (Fax)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☒

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

      Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	Accelerated filer 

Non-accelerated filer 	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $.001 par value	2,500,000	$1.00(1)	$2,500,000	$138

Common stock, underlying warrants	2,500,000	$1.00 (2)	$2,500,000	$138

Totals	5,000,000		$5,000,000	$276 (3)

(1) Represents the last price at which the Registrant sold common stock.  Also represents the offering price.
(2) Represents the exercise price of the warrants which was determined to be priced at the same price as the last sale price of the common stock.
(3) Previously paid.

This registration statement registers the resale of 2,500,000 shares of common stock and 2,500,000 shares of common stock underlying warrants held by security holders of the Registrant.  In addition to the number of shares set forth above, the amount to be registered includes any shares of common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

        The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933.

       The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until it shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion	Dated January 27, 2010

5,000,000 shares of common stock

FREE FOR ALL, INC.

        This prospectus covers the resale by our 15 selling stockholders of 2,500,000 shares of our common stock and 2,500,000 shares underlying common stock purchase warrants.  None of the selling stockholders are officers, directors, 5% or greater stockholders or affiliates.  None are broker-dealers, affiliates of broker-dealers or have a material relationship with us.  The selling stockholders’ names and share amounts are set forth under “Selling Stockholders and Plan of Distribution” in this prospectus.  The shares will be offered by our selling stockholders initially at $1.00 per share and then at prevailing market prices or privately negotiated prices when and if the shares are listed for quotation on the over-the-counter Bulletin Board.  The offering will terminate on the earlier of the date all of the shares are sold or one year from the date hereof.  We will not receive any proceeds from the sale of shares offered by the selling stockholders.  Any proceeds we receive from the exercise of warrants will be added to our working capital and will be used for operating expenses and advertising and marketing costs.

        There is no public market for our common stock and it is not quoted or listed on any exchange.

         Investing in our common stock involves substantial risks.  See “Risk Factors” beginning on page 3.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2010.

TABLE OF CONTENTS

About this Prospectus	i
Summary	1
Summary Financial Data	2
Risk Factors	3
Forward-Looking Statements	6
Use of Proceeds	6
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	7
Conditions and Results of Operations	10
Business	14
Management	20
Security Ownership of Executive Officers, Directors and Beneficial Owners of Greater than 5% of Our Common Stock	22
Selling Stockholders and Plan of Distribution	22
Related Party and Other Material Transactions	24
Description of Capital Stock	24
Shares Eligible for Future Sale	25
Experts	25
Legal Matters	26
Where You Can Find More Information	26
Financial Statements	F-1

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus as we have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted.

SUMMARY

                   This summary highlights material information regarding our Company and the offering contained in this prospectus.  However, you should read the entire prospectus carefully, including the financial information and related notes, before making an investment decision.

Business

Free For All, Inc., was organized in May 2009 to provide a menu of discount products and services featuring a free prescription discount program.  On June 30, 2009 we acquired the discount prescription card division (“Division”) of New Millenium Consultants, LLC (“NMC”), a company founded by our Chief Executive Officer, and since that time, we have offered a program to allow individuals to have access to significant discounts on health care, dental, vision care and prescriptions along with an array of other products and services, through one customizable program offering.

We market our program to to the uninsured and the underinsured through “sponsors” such as  non-profit organizations, affinity groups, physicians’ offices, hospitals, benefit groups, associations, media outlets and the like. who are interested in enhancing their customer loyalty. The consumer saves significantly, we receive between $2.50 and $2.85 per qualifying prescription transaction and we pay the sponsor (which in some cases is Mr. Ferro, our Chief Executive Officer) through whom we distribute the card up to $1.25 per qualifying prescription transaction. Accordingly, our share of the proceeds from the prescription sales is between $1.25 and $1.60 per transaction.  We also receive 80% of the mark-up of GetBenefitRelief products.  See "Management -- Executive Compensation."

Our prescription savings discount card (“RxCut” card) allows prescription drug users to save money on all types of FDA approved prescription medications. At the time of purchase, members simply present their card at a participating pharmacy to receive  discounts on  brand-name drugs and generic drugs. The card saves members up to 75% on all medication. There is no fee for consumers to acquire the RxCut card. Our network currently includes all major drug chains and most independent pharmacies, totaling over 54,000 pharmacies.  Our network of pharmacies is provided by Paramount Rx, Inc. who receives fees from the pharmacies on any prescriptions filled by our members.  Our agreement with Paramount may be cancelled by either party on 60 days notice.  We previously had an agreement with Agelity for these services but have since switched to Paramount for better commission terms.  The RxCut card does not require enrollment information from the participants.

To date the Company has concentrated on developing the Rxcard and expanding its sponsor base through uniform sponsor agreements.  These agreements pay the sponsor up to $1.25 per qualifying transaction.  FFA has entered into an agreement with Paramount Rx, Inc. who provides FFA with access to its national pharmacy network, claims processing, contracted drug pricing and other related services in connection with the program.  FFA is paid a transaction fee of $2.50 per paid program claim up to 100,000 claims and $2.85 per program claim for claims exceeding 100,000 in a monthly period.

The Company has an agreement with New Benefits with which it operates its GetBenefitRelief program.  New Benefits is engaged in the business of the development, design, marketing, sale, and distribution of discount cost containment programs.

We are an early stage Company with limited revenue.  Our operations have been primarily devoted to forming the Company, raising funds for its development, acquiring the RxCut card brand name, initial marketing to pharmacies and individuals and developing certain proprietary software.

Corporate Information

We were incorporated in Delaware in May 2009 and in June 2009 we acquired certain assets of NMC, comprised of its Division and  its RxCut card brand name.  References to “us”, “we”, “Free For All” or the “Company” refer to Free For All, Inc.  Our website address is www.FreeForAllInc.com.  Information on our website is not a part of this prospectus.

The Offering

Securities offered by our selling stockholders:	2,500,000 shares of common stock 2,500,000 shares of common stock underlying warrants
Common stock outstanding prior to and after the offering(1):	10,000,000 shares of common stock

Use of proceeds:
We will not receive any proceeds from the sale of the common stock.  Any proceeds from the sale of warrants will be added to our working capital and used for operating expenses and advertising and marketing costs.

(1) Excluding 2,500,000 shares issuable upon exercise of common stock purchase warrants.

Description of Selling Stockholders

                   Through this prospectus, we are registering for resale 2,500,000 shares of our common stock and 2,500,000 shares of common stock underlying common stock purchase warrants (one share and one warrant comprise a “unit”) which we sold to a group of 15 accredited investors in July 2009 for an aggregate of $250,000, or $.10 per unit.

                   The names and share amounts of the selling stockholders are set forth under “Selling Stockholders and Plan of Distribution” in this prospectus.  None of the selling stockholders are officers, directors, 5% or greater stockholders or affiliates of our Company.  None are broker-dealers, affiliated with any broker-dealers or have a material relationship with us.

SUMMARY FINANCIAL DATA

                   The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our along with the Discount Prescription Card Division of New Millennium Consultants, LLC financial statements and related notes for the periods indicated below.  This financial information is derived from our along with the Discount Prescription Card Division of New Millennium Consultants, LLC financial statements contained elsewhere herein.

Free For All, Inc.

Period from Inception (May 18, 2009)
through September 30, 2009

Sales	$122,345
Operating Expenses	$304,504
Net Loss	$(266,384)
Net Loss Per Share	$(.03)
Weighted Average Shares Outstanding	8,938,235

Balance Sheet Data

June 30, 2009
Current Assets	$165,402
Total Assets	$246,821
Total Liabilities	$223,183
Working Capital (deficit)	$(40,507)
Stockholders’ Equity	$23,638

RISK FACTORS

                The shares of common stock offered by this prospectus involve a high degree of risk and represent a highly speculative investment.  You should not purchase these shares if you cannot afford the loss of your entire investment.  In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating our Company, our business prospects and an investment in our shares of common stock.

We are an early stage Company and are subject to all the risks of a start up business, which reduces the likelihood of our success.

We are an early stage Company and have generated limited revenue from operations.  We are subject to all of the risks inherent in a start up business.  The likelihood of our success must be considered in light of the problems, expenses, complications, and delays frequently encountered in connection with an early stage business.

We have had limited revenue, have incurred operating losses and have a negligible net worth.

We have had limited revenue and have been operating at a loss due to start up and marketing costs associated with developing our products.  We will incur additional operating losses in the future as we continue to execute our business plan.  We have a negligible net worth.

We rely on two benefits providers to provide our network of pharmacies and our benefits programs.  The loss of either would eliminate our access to our network of pharmacies or our available benefits to our members.
We rely upon Paramount Rx, Inc. to provide our network of 54,000 pharmacies and upon New Benefits, Ltd. to provide all fulfillment under our benefits programs.  Either company may cancell our provision agreement with them on 60 days or less notice.  In the event either company cancells their program with us we would not longer have access to the pharmacies or the ability to fulfull our benefits programs.

Changes in healthcare regulation and industry consolidation could reduce our revenue and any profitability.

The healthcare industry in the U.S. is highly regulated and is subject to changing political, economic and regulatory influences.  Factors such as changes in reimbursement policies for healthcare expenses, consolidation in the healthcare industry and general economic conditions affect the purchasing practices and operation of healthcare organizations and could adversely affect our revenue and profitability. Federal and state legislatures are currently considering programs to reform or amend the U.S. healthcare system at both the federal and state level. These programs may contain proposals to increase governmental involvement in healthcare or otherwise change the environment in which healthcare industry providers operate.  We do not know what effect any such proposals would have on our business.  Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power.  As the healthcare industry consolidates, competition to provide products and services to industry participants will become more intense, which could reduce our revenue and any profitability.

There are significant competitors in our market and the barriers to entry are minimal, which could reduce our revenue and any profitability.

Our competitors in connection with the distribution of pharmacy discount cards are primarily large Pharmacy Benefit Managers (“PBMs”) who have funding, marketing, personnel and name recognition superior to us.  There can be no assurance that we can successfully compete with the PBMs or other competitors. Any such competition could reduce our revenue and any profitability by requiring us to spend additional funds on marketing or increase payments to third party sponsors.  New competitors could purchase the same network of phaarmacies and the same benefits fulfullment services that we have with little advance cost.

Our auditors have indicated there is substantial doubt about our ablility to continue as a going concern. Unless we generate profits or raise additional funds we may be required to limit our operations.

In their report dated September 10, 2009, our auditors indicated that due to our losses and negative cash flow from operations there is substantial doubt about our ability to continue as a going concern. As a result of these losses and negative cash flows, if we are unable to generate profits or raise additional funds , we could be required to limit our operations.

We will be required to significantly expand our RxCut card user base in order to generate a profit.

Our revenue is wholly dependent upon consumers using our RxCut cards.  Obtaining consumer users is time consuming and requires significant outlays by us for marketing.  There can be no assurance that we can obtain sufficient users to realize a profit.

We may require additional funding, the absence of which may limit our operations.

We plan to expend substantial funds to continue to market and distribute our RxCut cards and other products.  We may require additional funds to achieve these goals.  No assurance can be given that additional financing will be available or that, if available, it will be available on terms favorable to us.  If adequate funds are not available to satisfy working capital requirements, we may be required to limit our operations.  We expect to require an additional $150,000 of funding to maintain our operations over the next 12 months.

We depend upon key personnel and additional staff, the loss of which would adversely affect our operations.

We are dependent upon our management, including Mr. Ferro, our Chief Executive Officer.  The loss of services of Mr. Ferro or any other key employees could have a material adverse effect on us.  Our success will also depend on our ability to attract and retain additional highly qualified personnel who will be necessary to provide marketing and operational support.  We do not have written employment agreements with, or key man life insurance on, any of our executive officers or directors.

If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate our business and investors’ views of us.

                We must ensure that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis. We will be required to spend considerable effort establishing and maintaining our internal controls, which will be costly and time-consuming and will need to be re-evaluated frequently. We are in the process of documenting, reviewing and, if appropriate, improving our internal controls and procedures in anticipation of being a reporting company and eventually being subject to Section 404 of the Sarbanes-Oxley Act of 2002, which will require annual management assessments of the effectiveness of our internal control over financial reporting.   Both we and our independent auditors will be testing our internal controls in anticipation of being subject to these Section 404 requirements and, as part of that documentation and testing, may identify areas for further attention and improvement. We are in the process of developing disclosure controls and procedures designed to ensure that information required to be disclosed by us in our public reports and filings is recorded, processed, summarized and reported within the time periods specified by applicable SEC rules and forms.

Implementing any appropriate changes to our internal controls and disclosure controls and procedures may entail substantial costs to modify our existing financial and accounting systems and internal policies, take a significant period of time to complete, and distract our officers, directors and employees from the operation of our business. These changes may not, however, be effective in establishing or maintaining the adequacy of our internal controls or disclosure controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements or public reports on a timely basis, could materially adversely affect our business. Further, investors’ perceptions that our internal controls or disclosure controls are inadequate or that we are unable to produce accurate financial statements may seriously affect the price of our common stock.

Because our common stock may be classified as “penny stock,” trading may be limited, and the share price could decline.

Because our common stock may fall under the definition of “penny stock,” trading in the common stock, if any, may be limited because broker-dealers would be required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving the common stock.  These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving the common stock.

“Penny stocks” are equity securities with a market price below $5.00 per share other than a security that is registered on a national exchange, included for quotation on the NASDAQ system or whose issuer has net tangible assets of more than $2,000,000 and has been in continuous operation for greater than three years.  Issuers who have been in operation for less than three years must have net tangible assets of at least $5,000,000.

Rules promulgated by the Securities and Exchange Commission under Section 15(g) of the Exchange Act require broker-dealers engaging in transactions in penny stocks, to first provide to their customers a series of disclosures and documents including:

•	A standardized risk disclosure document identifying the risks inherent in investment in penny stocks;
•	All compensation received by the broker-dealer in connection with the transaction;
•	Current quotation prices and other relevant market data; and
•	Monthly account statements reflecting the fair market value of the securities.

These rules also require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for this determination.

Our directors and executive officers will continue to exert significant control over our future direction, which could reduce the sale value of our Company.

Members of our Board of Directors and our executive officers and principal stockholders own approximately 63% of our outstanding common stock.  Accordingly, these stockholders, if they act together, will be able to control all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may delay, prevent or deter a change in control and could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our assets or exchange value of our equity securities.

Investors should not anticipate receiving cash dividends on our common stock.

We have never declared or paid any cash dividends or distributions on our common stock and intend to retain near term future earnings, if any, to support our operations and to finance expansion.  Therefore, we do not anticipate paying any cash dividends on the common stock in the near future.

There is a reduced probability of a change of control or acquisition of us due to the possible issuance of additional preferred stock.  This reduced probability could deprive our investors of the opportunity to otherwise sell our stock in an acquisition of us by others.

                Our Articles of Incorporation authorize our Board of Directors to issue up to 5,000,000 shares of preferred stock, of which no shares have been issued.  Our preferred stock is issuable in one or more series and our Board of Directors has the power to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by stockholders.  As a result of the existence of this “blank check” preferred stock, potential acquirers of our Company may find it more difficult to, or be discouraged from, attempting to effect an acquisition transaction with, or a change of control of, our Company, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

FORWARD-LOOKING STATEMENTS

                This prospectus includes forward-looking statements.  We have based these forward-looking statements on our current expectations about future events.  These forward-looking statements are subject to risks, uncertainties and assumptions about us which are discussed in the “Risk Factors” section above and throughout this prospectus.  In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus might not occur.

USE OF PROCEEDS

                   We will not receive any proceeds from the sale of shares of our common stock being offered by the selling stockholders.  Any proceeds from the exercise of warrants will be added to our working capital and used per operating expenses and advertising and marketing costs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-Looking Statements

                   We and our representatives may from time to time make written or oral forward-looking statements, including statements included in or incorporated by reference into this prospectus and other filings made with the Securities and Exchange Commission. These forward-looking statements are based on management’s views and assumptions and involve risks, uncertainties and other important factors, some of which may be beyond our control, that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, in this prospectus. Readers should carefully review the risks described in this and other documents that we may file from time to time with the Securities and Exchange Commission. The forward-looking statements speak only as of the date that they are made, however, we are obligated in certain circumstances to update or revise the disclosures in this prospectus in accordance with Federal securities laws.

Overview of the Business

Free For All, Inc., was organized in May 2009 to provide a menu of discount products and services featuring a free prescription discount program.  On June 30, 2009 we acquired the discount prescription card division (“Division”) of New Millenium Consultants, LLC (“NMC”) and since that time, we have offered a program to allow individuals to have access to significant discounts on health care, dental, vision care and prescriptions along with an array of other products and services, through one customizable program offering

We market our program to sponsor interested in distributing our card, such as non-profit organizations, affinity groups, physicians’ offices, hospitals, benefit groups, associations, media outlets, etc. who are interested in enhancing their customer loyalty. The consumer saves significantly, we receive between $2.50 and $2.85 per qualifying prescription transaction and we pay the sponsor through whom we distribute the card up to $1.25 per qualifying prescription transaction. We also receive 80% of the mark-up at GetBenefitRelief products.  Although we plan to launch GetBenefitRelief in early 2010, this may not be accomplished.

Our prescription savings discount card (“RxCut” card) allow prescription drug users to save money on all types of FDA approved prescription medications. At the time of purchase, members simply present their card at a participating pharmacy to receive substantial discounts on all brand-name and generic drugs. The card saves members up to 75% on all medication. There is no fee for consumers to acquire the RxCut card. The Company’s network currently includes all major drug chains and most independent pharmacies, totaling over 54,000 pharmacies.  The RxCut card does not require enrollment information from the participants.

                We are an early stage Company with limited revenue.  Our operations have been primarily devoted to forming the Company, raising funds for its development, acquiring the RxCut card brand name, initial marketing to pharmacies and individuals and developing certain proprietary software.

The Company is focusing on growing marketing opportunities by expanding its representative base, attending conferences and trade shows.  The Company is also developing software for more efficient and enhanced reporting of business performance.  In addition, the Company is offering its internal public incentives to market the RX card to churches, charity groups, sports teams, newspapers and other media outlets.  This will further develop the Company's branding scope and reach.

The management team is focused on short term capital needs to ensure the continuation of the business.  Short term financial constraints remain at the forefront of the Company's executives' agenda.  As the Company is still in its early stages, there is limited liquidity and the Company has been focused on continuing its operations on limited capital.

Once the Company has overcome its short term capital needs, the Company will focus on its operating cash flows, minimizing operating expenses and maintaining a steady gross profit.  The condition of our business is tightly linked to the number of prescription transactions that occur.  We monitor these transactions on a daily basis and each week we compile analytics that let us trend the weekly growth of the transaction base.  We attempt to identify where sales and marketing efforts have impacted our transaction growth.  Once we solve our short term capital needs Management will focus on increasing sales and marketing efforts both in-house and with our agents and brokers to scale up the transaction base which will directly increase future revenue.  Management will then project future revenues from the program and evaluate expenses to ensure the Company can continue to operate successfully.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Significant estimates include allowances for doubtful accounts, accounting for income taxes, and depreciation.

REVENUE AND COST RECOGNITION
The Company offers a discounted prescription drug card and other discounted health and dental service programs.

For the discount prescription drug cards ("RxCut"), the Company provides the cards to groups or individuals who further distribute the cards to other individuals.  These cards are used at pharmacies located throughout the country and provide discounts to the individuals on the prescriptions purchased. If the individual pays less than the pharmacy usual and customary price, the Company receives a fixed commission fee from that transaction.  Each month the Company receives payment from its billing company or pharmacy network for payments they received during that month on transactions occurring in that month or prior months.

For the discounted health and dental services, the Company has three different plans with its GetBenefitRelief program.  Individuals enroll in the programs and pay a monthly or an annual fee for their membership. The Company works with a discount medical plan organization to provide discounted services to its members.  This revenue will be recognized on a monthly basis over the term of the memberships.

The Company recognizes revenues at the time service has been provided to the customer, the amount due the Company is fixed, and collectability of the related receivable is reasonably assured.

Revenues typically result from a commission fee earned per transaction of the discount prescription card.  The Company receives a monthly transaction report from a third party that details all transactions including those that the Company earned commissions on.  The Company recognizes the revenues monthly after receipt of the reports for payable transactions.  Payments are received monthly from the third party but may take thirty to ninety days to collect.

Additional sources of discount program revenue are recognized as the services are completed.

We earned revenues which totaled $122,345 as of September 30, 2009.  Based on our transactions trending we expect those revenues to continue to grow each month as our transactions steadily increase.

SOFTWARE DEVELOPMENT COSTS
The Company accounts for its software development costs in accordance with Statement of Financial Accounting Standards (SFAS) Number 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. This statement requires that, once technological feasibility of a developing product has been established, all subsequent costs incurred in developing that product to a commercially acceptable level be capitalized and amortized ratably over the estimated life of the product. Through June 30, 2009, capitalizable costs incurred have not been significant for any development projects.

The Company follows Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, which requires capitalization of certain costs incurred during the development of internal use software. Through June 30, 2009, capitalizable costs incurred have not been significant for any development projects.

STOCK BASED COMPENSATION
The Company follows SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006.  Through June 30, 2009, no stock based awards have been granted or exercised.

RECENT ACCOUNTING PRONOUNCEMENTS
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period.  Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.   Through June 30, 2009, the Company did not have any derivative instruments or hedging activities. Management is aware of the requirements of SFAS 161 and will disclose when appropriate.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  SFAS 162 will be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411.  The Company does not expect that the adoption of SFAS 162 will have a material impact on its financial condition or results of operations.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.”  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption of SFAS 163 did not have a material impact on its financial condition or results of operations.

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective is not anticipated to have a material effect on the financial position or results of operations of the Company.

RESULTS OF OPERATIONS – DISCOUNT PRESCRIPTION CARD DIVISION OF NEW MILLENNIUM CONSULTANTS, LLC

PERIOD FROM INCEPTION OF OPERATIONS (FEBRUARY 2, 2008) TO JUNE 30, 2008 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2009.

SALES
During the period from inception of operations (February 2, 2008) to June 30, 2008, we had revenues of $16 as compared to revenues of $70,289 during the six months ended June 30, 2009. The reason for the increase in sales is that the prescription discount card giving rise to sales was in circulation for a minimal period prior to June 30, 2008.

COST OF GOODS SOLD AND GROSS PROFIT
Cost of goods sold, which consists of commissions paid on commission revenue earned in addition to expenditures for customer service and the printing of discount cards, were $10 ($4 for related party) for the period from inception of operations (February 2, 2008) to June 30, 2008, compared to $44,234 ($26,532 for related party) for the six months ended June 30, 2009.  Our overall gross profit percentage was approximately 37% for the six months ended June 30, 2009, compared to a gross profit percentage of 38% for the period ended June 30, 2008.  The reason for the increase in costs of goods sold is that the prescription discount card giving rise to sales was not in circulation prior to June 30, 2008 and therefore no commissions were owed prior to June 30, 2008.
In the period ended June 30, 2009, we recorded 34,021 payable transactions that resulted in revenues of $68,042 or $2 per transaction. Commissions payable for this period were $42,526.  This revenue for the period of June 30, 2009 was due to the implementation of our pharmacy network agreement with Agelity.  We anticipate these revenues growing due to our expanding sponsor base.
We believe our increase in sales are expected to continue and although gross profit will increase, gross profit percentage will remain constant.

OPERATING EXPENSES
Operating expenses totaled $197,058 ($75,000 for related party consulting) for the six months ended June 30, 2009, compared to $98,916 ($37,500 for related party consulting) for the period from inception of operations (February 2, 2008) to June 30, 2008, an increase of $98,142 or 99%.   Salaries increased approximately $34,500 as there were no employees prior to June 30, 2008. Professional fees increased approximately $34,600, rent expense increased $6,700, advertising expense increased approximately $6,000, travel expense increased approximately $4,500, and telephone expense increased approximately $4,000.  The period ended June 30, 2008 was not a full six month period and there was limited activity within the Company through that date.

DEPRECIATION EXPENSE
Depreciation expense totaled $4,534 for the six months ended June 30, 2009 compared to $1,401 for the period from inception of operations (February 2, 2008) to June 30, 2008, an increase of $3,133 or 224%.  This expense increased between the two periods is primarily a result of an increase in our investment in computers and equipment.  The period ended June 30, 2008 was not a full six month period and there was limited activity. Depreciation expense is included in operating expenses.

LOSS FROM OPERATIONS
We had a loss from operations of $171,003 for the six months ended June 30, 2009, compared to a loss from operations of $98,910 for the period from inception of operations (February 2, 2008) to June 30, 2008. Our operating losses have increased $72,093 primarily as a result of the increase in our operating expenses as described above. The period ended June 30, 2008 was not a full six month period and there was limited activity.

NET LOSS
We had a net loss of $172,635 for the six months ended June 30, 2009, compared to $99,542 for the period from inception of operations (February 2, 2008) to June 30, 2008. There was an increase in the net loss of $73,093, which was a result of an increase in the loss from operations of $72,093, and an increase in interest expense of $1,000.

PERIOD FROM INCEPTION OF OPERATIONS (FEBRUARY 2, 2008) TO DECEMBER 31, 2008.

REVENUES
During the period from inception of operations (February 2, 2008) to December 31, 2008, we had revenues of $3,092.  The Company’s revenue generating discount prescription card was not in significant circulation during this period.

COST OF GOODS SOLD AND GROSS LOSS
Cost of goods sold, which consists of commissions paid on commission revenue earned in addition to expenditures for customer service and the printing of discount cards, were $4,880 ($190 for related party) for the period from inception of operations (February 2, 2008) to December 31, 2008.  Gross loss was $1,788 for the period ended December 31, 2008 which was a result of costs incurred for printing.

OPERATING EXPENSES
Operating expenses totaled $268,193 ($112,500 for related party consulting) for the period from inception of operations (February 2, 2008) to December 31, 2008. Professional fees were approximately $169,000, mainly for consulting and legal costs. Salary expense was $22,850; there was only one employee during the period ended December 31, 2008. Rent expense was $18,500 for this period. The expenses incurred in this period primarily relate to the development of the discount prescription card and operating expenses related to the build up of operations.

DEPRECIATION EXPENSE
Depreciation expense totaled $4,762 for the period from inception of operations (February 2, 2008) to December 31, 2008.  This reflects depreciation on computers and equipment. Depreciation expense is included in operating expenses.

LOSS FROM OPERATIONS
We had a loss from operations of $269,981 for the period from inception of operations (February 2, 2008) to December 31, 2008.  There was no significant revenue generated during this period to offset the operating expenses discussed above.

NET LOSS
We had a net loss of $272,343 for the period from inception of operations (February 2, 2008) to December 31, 2008.

RESULTS OF OPERATIONS – FREE FOR ALL, INC.

PERIOD FROM INCEPTION (MAY 18, 2009) TO JUNE 30, 2009.

REVENUES  AND COST OF GOODS SOLD
During the period from inception (May 18, 2009) to June 30, 2009, Free for All, Inc. did not generate any revenues or incur any cost of goods sold.  On June 30, 2009, the Company acquired substantially all assets and certain liabilities related to the operating discount prescription card division of New Millennium Consultants, LLC in exchange for 7,500,000 shares of stock.

OPERATING EXPENSES
Operating expenses totaled $23,872 for the period from inception (May 18, 2009) to June 30, 2009. These expenses consist of legal fees.

LOSS FROM OPERATIONS
We had a loss from operations of $23,872 for the period from inception (May 18, 2009) to June 30, 2009.  There was no revenue generated during this period to offset the operating expenses above.

RESULTS OF OPERATIONS – FREE FOR ALL, INC.
PERIOD FROM INCEPTION (MAY 18, 2009) TO SEPTEMBER 30, 2009.

SALES
We had revenues of $122,345 for the period from inception (May 18, 2009) to September 30, 2009. Our operations essentially did not begin until we acquired the Discount Prescription Card Division of New Millennium Consultants, LLC on June 30, 2009.  We did not have any revenues prior to the acquisition.

COST OF GOODS SOLD AND GROSS PROFIT
Cost of goods sold, which consists of commissions paid on commission revenue earned in addition to expenditures for customer service and the printing of discount cards, were $82,790 ($50,197 for related party) for the period from inception (May 18, 2009) to September 30, 2009. We did not have any cost of goods sold prior to June 30, 2009, which is when we acquired the Discount Prescription Card Division of New Millennium Consultants, LLC.  Our overall gross profit and gross profit percentage was $39,555 and approximately 32%, respectively, for the period from inception of operations (May 18, 2009) to September 30, 2009.

In the period from inception (May 18, 2009) to September 30, 2009, we recorded 60,739 payable transactions that resulted in revenues of $121,478 or $2 per transaction. Cost of goods sold related to commissions payable for this period were $75,924. Revenue earned related to the acquisition of the Discount Prescription Card Division of New Millennium Consultants, LLC on June 30, 2009 and the implementation of the acquired pharmacy network agreement with Agelity. We anticipate these revenues growing due to our expanding sponsor base.

We believe our sales will continue to increase and although gross profit will increase, gross profit percentage will remain constant.

OPERATING EXPENSES
Operating expenses totaled $304,504 ($37,500 for related party consulting) for the period from inception (May 18, 2009) to September 30, 2009.  We incurred legal fees of $23,872 prior to June 30, 2009.  All other expenses were incurred after June 30, 2009 and consist mainly of legal fees of $39,482, accounting fees of $78,073, related party consulting fees of $37,500, salary and related benefits of $64,034, rent expense of $10,820, depreciation expense of $6,000 and other operating expenses of $44,723.  The period ended September 30, 2009 was not a full nine month period and there was limited activity within the Company through June 30, 2009.  We expect our operating expenses will continue to increase.

DEPRECIATION EXPENSE
Depreciation expense included in operating expenses totaled $6,000 for the period from inception (May 18, 2009) to September 30, 2009. This expense is primarily a result of an increase in our investment in computers and equipment as well assets acquired from the Discount Prescription Card Division of New Millennium Consultants, LLC on June 30, 2009. We expect depreciation expense to increase as we further increase our investment in computers and equipment.

LOSS FROM OPERATIONS
We had a loss from operations of $264,949 for the period from inception (May 18, 2009) to September 30, 2009. Our operating losses are primarily a result of our operating expenses as described above.

NET LOSS
We had a net loss of $266,384 for the period from inception (May 18, 2009) to September 30, 2009. Our net loss was primarily a result of our operating expenses as described above as well as interest expense of approximately $1,400 related to our capital leases.  We incurred a net loss of $23,872 prior to June 30, 2009, the remainder of our net loss of $242,512 was incurred after June 30, 2009.
LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2009, we had a total cash balance of $62,896. Our cash flows used in operating activities for the period from inception (May 18, 2009) to September 30, 2009 was ($177,223), which was primarily a result of our net loss of $266,384 and an increase in accounts receivable of $39,111, partially offset by an increase in our accounts payable and accrued expenses of $103,552 and an increase in due to related parties of $21,504.  Our cash flows used in investing activities for the period from inception (May 18, 2009) to September 30, 2009 was ($27,003), which is a result of the cash we received in the acquisition of the Division of $14,245 offset by $41,248 in property and equipment purchases. Our cash flows from financing activities for the period from inception of operations (May 18, 2009) to September 30, 2009 was $267,122 which consisted of $250,000 received from the sale of units  in a private placement and a related party payable converted to contributed capital of $20,000 offset by $2,878 in payments on lease obligations. Overall our cash increased $62,896 for the period from inception (May 18, 2009) to September 30, 2009.

The Division’s cash flow from operating activities for the six months ended June 30, 2009 resulted in a deficit of $200,199 compared with a deficit of $45,328 for the period from inception of operations  (February 2, 2008) to June 30, 2008.  This increase in the deficit from operating activities of approximately $154,871 was a result of an increase in operating losses and higher investments in prepaid expenses, increase in accounts receivable and an increase in due from related party.   The Division’s cash flow from investing activities for the six months ended June 30, 2009 was a deficit of $14,245 compared with a  deficit of $2,438 for the period from inception of operations (February 2, 2008) to June 30, 2008, representing less investment in fixed assets and the cash provided to Free For All, Inc. as part of their acquisition of the Divsion.  The Division’s cash flow from financing activities for the six months ended June 30, 2009 resulted in a surplus of $ 81,855 from the contribution of capital of $80,000 less the repayment of capital lease obligations of $3,115.  This was a decrease from the period of inception of operations (February 2, 2008) to June 30, 2008 as the Division received $300,000 of member contributions during that period.  Overall the Division’s cash decreased by $ 132,559 during the six months ended June 30, 2009.

As of December 31, 2008, the Division had a total cash balance of $ 132,559.  The Division’s cash flow from operating activities resulted in a deficit of $ 156,712 for the period from inception of operations (February 2, 2008) to December 31, 2008.  The deficit from operating activities was a result of operating loss of $272,343 net of increases in accrued expenses and amounts due related parties.  The Division’s cash flow from investing activities resulted in deficit of $ 6,993 for the period from inception of operations (February 2, 2008) to December 31, 2008, representing the Division’s investment in fixed assets.  The Division’s cash flow from financing activities resulted to a surplus of $ 296,624 for the period from inception of operations (February 2, 2008) to December 31, 2008 from the contribution of capital less the repayment of capital lease obligations.  Overall, the Division’s cash increased by $ 132,559 during the period from inception of operations (February 2, 2008) to December 31, 2008

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Free For All, Inc. has incurred a loss since inception of $266,384 and has not provided any cash flows from operations as of September 30, 2009 that raise substantial doubt about its ability to continue as a going concern. These factors, among others, indicate that Free For All, Inc. may be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should Free For All, Inc. be unable to continue as a going concern. Free For All, Inc.’s continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. Management will seek to raise additional funding through equity or debt financing during the next twelve months. In July 2009 the Company raised $250,000 by issuing 2,500,000 units. We believe we will be able to conduct planned operations for four months using currently available resources and we believe we will need to raise an additional $150,000 to conduct our proposed operations for at least one year. If the Company can secure short term funding, the result should provide continuous operations for the foreseeable future.

Contractual Obligations

In July 2009, Free for All, Inc. entered into a lease with an unrelated party for office space with a term of twenty six months. This lease calls for minimum monthly rent payments of $1,612 and monthly operating expenses of $2,668, which are subject to adjustment.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to our investors.

BUSINESS

Business Summary

We market the RxCut card to the uninsured and the underinsured through “sponsors” such as  non-profit organizations, affinity groups, physicians’ offices, hospitals, benefit groups, associations, media outlets and the like who are interested in enhancing their customer loyalty. The consumer saves significantly, we receive between $2.50 and $2.85  per qualifying prescription transaction and we pay the sponsor through whom we distribute the card up to $1.25 per qualifying prescription transaction. Mr. Ferro, our Chief Executive Officer, is compensated as a sponsor, rather than through a salary.  Total sponsor payments do not exceed $1.25 per transaction.We also receive 80% of the mark-up of GetBenefitRelief products.  Although we plan to launch GetBenefitRelief in early 2010, there can be no such assurance .

Our prescription savings discount card (“RxCut” card) allow prescription drug users to save money on all types of approved prescription medications. At the time of purchase, members simply present their card at a participating pharmacy to receive substantial discounts on all brand-name and generic drugs. The card saves members up to 75% on all medication. There is no fee for consumers to acquire an RxCut card. Our network currently includes all major drug chains and most independent pharmacies, totaling over 54,000 pharmacies. Our pharmacies are provided by Paramount Rx, Inc. who receives fees from the pharmacies on any prescriptions filled by our members.  Our agreement with Paramount may be cancelled by either party on 60 days notice.  We previously had an agreement with Agelity for these services but have since switched to Paramount for better commission terms.  RxCut card does not require enrollment information from the participants.

The RxCut card is available to insured and uninsured individuals. Insured individuals with limited or excluded prescriptions for lifestyle medications, no prescription drug coverage or plan maximums can benefit from the low prices secured by the card. Those with insurance coverage will still save, paying less than their plan’s co-pay for prescriptions or if their plan has a maximum benefit or no covered items such as lifestyle medications.  Medicare Part D recipients can also use the card for the front end deductible and donut hole.

There are a number of factors that could materially affect our business .  These factors include the loss of a key executive, particularly our  CEO.  Also, the loss of the Company's pharmacy network would have an adverse affect on financial results.   The Company's software programs are only in the development stages and could take significant time before they add value.  This includes our websites, customer relationship management, business intelligence, data warehouse, reporting, and analytics.  Due to limited working capital the Company does not currently employ any in-house development staff.  All of the software currently in use was developed on a very limited basis to solve immediate needs.  The Company recognizes that it will require significant investment to mature these software applications and increase efficiency that directly impacts the bottom line.  This becomes very important as we scale the business.  If the software is not developed further it will impact our growth significantly.  Although we plan to launch GetBenefitRelief in early 2010, this may not be accomplished.

According to an April 2008 article at CNN.com there are approximately 47 million Americans without medical coverage.  Additionally, the New America Foundation reported in June 2008 a whopping 25 million Americans with health insurance are "underinsured" or financially vulnerable due to the high costs of medical care.  The Kaiser Commission in March 2008 estimated that there are about 11-12 million undocumented immigrants currently in the United States. We believe the current market potential exceeds 90 million potential users of our programs in the U.S.  These individuals have no access to any type of healthcare or healthcare discounts. The opportunity exists to help these consumers purchase their needed health care at significant discounts, thus narrowing the cost gap.  It is our mission to develop products and services for this specific market.

Unique Technology

We believe that our medication pricing and pharmacy locator  web technology are unique in our industry.  Our  systems allow us, within seconds, to return to our members a list of local pharmacies with the specific price of several medications at each of those locations, organized by the lowest price first, and all fully integrated with mapping functionality.   We have also developed unique pill splitting and manufacturer coupon search engine capabilities.  We seek to continue to innovate and build industry leading cutting edge technology platforms with a goal of simplifying the administration of healthcare.

The Market

In recent years the U.S. has experienced increasing health care costs, prescription drug prices and the number of uninsured individuals.  We believe this trend will continue due to the aging population and inflation.  According to a Business Week report on executive health published in June 2008:

•	In 2007, only 60 percent of working-age Americans were provided health coverage by their employer (compared to 69 percent of Americans with health coverage in 2000).
•	75 million Americans are uninsured or underinsured.
•	Over 37 million illegal immigrants do not have access to any coverage.
•	45 million do not have any health insurance.
•	Of the 45 million uninsured, about 80 percent are employed or live in working families.

According to a Kaiser report, in 2006 per capita United States prescription spending amounted to approximately $725 per person and by 2016 we estimate that this will double to $1,450.  With the 75 million uninsured or underinsured Americans and 37 million illegal immigrants needing prescription medications we estimate over $74 billion annual gap today that needs to be covered. By 2016, we believe that coverage gap will exceed $140 billion.

RxCut Card

Our primary product is the RxCut card.  The RxCut card allows for discounts at the pharmacy counter and also offers an array of custom savings programs.  The RxCut card offers a network of retail pharmacies nationwide together with a maintenance medication mail order pharmacy program designed to lower out-of-pocket prescription drug costs and increase participant savings. The RxCut card is provided at no cost through groups and sponsors identified by the Company.

Get Benefit Relief Program

Our GetBenefitRelief program, which we expect to launch in early 2010 will offer on a monthly subscription basis (ranging from $9.95 to $39.95 monthly) a customizable deeply discounted array of products and services with an initial concentration around  provider discounts.  GetBenefitRelief was established to help individuals and families with or without traditional health insurance coverage save money. We do this by providing members access to a national network made up of more than 1 million providers saving our members between 10% and 60% on both non-medical and medical related services.  Members pay a monthly subscription to a package of benefits and receive membership cards which typically provide a point of sale discount on the benefits.  Although we expect to launch in early 2010, this may not be accomplished.   All of the benefits described below are provided to us by New Benefits, Ltd.  We pay for such benefits on an individual member and benefits basis and mark up our cost to our member.  The agreement with New Benefits may be cancelled by either pary on 30 days notice.  We expect the benefits programs to include:

Health Benefits

Alternative Medicine:  Members are expected to save 10% to 30% on services and treatments from a national network of more than 16,000 providers including acupuncturists, massage therapists, nutritional counselors, naturopaths, and meditation and relaxation technique practitioners and exercise specialists such as Yoga and Pilates instructors, Tai Chai and Personal Trainers.

Chiropractic Care:  Free initial consultations, 50% discounts on diagnostic services, including x-rays performed on-site if necessary and 30% off treatments and other services. Members will have access to more than 3,000 participating providers nationwide.

Counseling Services:  24-hour free phone counseling services and referrals to local counselors and other resources.  When face-to-face counseling is deemed necessary, referrals are available to a network of 27,000 providers who offer 20% to 35% off the normal billed charges.

Dental Care:  Members are expected to save 30% to 50% on dental procedures at more than 61,000 participating providers nationwide.  They also will save on specialty care such as orthodontics and periodontics, where available.

Doctors Online:  24-hour access to a confidential web-based preventive-medicine oriented program that provides its members direct access to a variety of licensed, board-certified physicians who will respond to concerns through e-mail within 24 hours.

Family Consultation Services:  Members will receive a comprehensive telephone consultation with a qualified counselor who will discuss the different options available to meet the needs for child care, elder care and care for people with disabilities. The counselor will assess the situation and the special needs required and provide referrals using a database of over 750,000 providers.

Hearing Aids:  Members will receive a free hearing screening and 15% savings on over 70 models of hearing aids at 1,300 Beltone locations nationwide.

Long-Term/Elder Care:  Members are expected to save 4% to 30% at 5,500 providers for home health care or assisted living facilities.  Members can also access a website featuring skill sheets, condition research, caregiver advice, resource finder and individual member reports.  This benefit will also offer discounted geriatric care management services.

Medical Records Storage:  24-hour fast secure access to essential information, including complete medical records, drug and allergy information, insurance information and more, available to authorized medical personnel in the event of a medical emergency.

Nurse Hotline:  24-hour access to quick, sound medical information, advice and education from a staff of registered nurses.

Patient Advocacy:  Patient advocacy representatives confirm participating physician visit, dental and chiropractic locations will recognize the plans and understand how to properly bill members, ensuring members enjoy a positive experience while utilizing these services.   *Patient Advocacy will not be available in California.

Pet Care Savings Program:  The Pet Care Savings Program is designed to save money on pet care. With the Pet Care Savings Program there is a 25% discount on all medical procedures at our network veterinarians, plus savings from 10% to 30% on pet products and services at participating merchants. The Pet Care Savings Program also includes a free pet ID tag and confidential 24-hour pet location service in the event of a lost pet.

Neighborhood Pharmacy:  The neighborhood pharmacy program seeks to assure the lowest price on most short-term, prescription drugs at more than 48,000 pharmacies nationwide.  Members are expected to save from 10% to 60% off the retail price of most brand name and generic medications.

Mail Order Prescription Plan:  Members will save an average of 10% below AARP pricing (The American Association of Retired Persons) when purchasing long-term, maintenance medications prescribed to treat on-going ailments such as arthritis, heart disease and high cholesterol.

Phone-A-DocTM:  Phone-A-Doc is a national network of board eligible, primary care physicians who specialize in telemedicine.  Members can access a physician within 3 hours of their incoming call for a flat fee of $35.  Each doctor diagnoses the problem and if necessary phone in a prescription to the member’s pharmacy of choice.  Phone-A-Doc is available 24 hours a day, 7 days a week and 365 days a year.

Physician Visit/Hospital Referral Network:  Members will save 10% to 30% at over 285,000 participating physician offices and ancillary medical facilities, including hospitals, throughout the U.S.   Hospital visit will not be available in Maryland.

Travel Assistance:  Emergency Medical Evacuation service and 15 additional benefits in the event of an accident or serious illness when traveling over 100 miles away from home, anywhere in the world.  Travel Assistance will not be available to Florida or Washington residents.

Vision Care:  Members save 20% to 60% off retail prices on prescription eyewear and 10% to 30% off retail prices of eye exams (in many areas) and surgical procedures, including LASIK, where available.

VIP Health and Wellness:  Vitamins: Members receive 10% discounts for vitamins, nutritional supplements, low-carb and personal care products. Members also receive 15% off of the average retail price on most diabetic monitoring supplies, including brand name glucose meters, lancets, insulin, syringes and more.  Members may reorder individual testing supplies and choose from over 200 brand name diabetes testing supplies.  All orders are shipped to the Member’s home at no charge.

Lifestyle Benefits

Financial Help Line:  Financial Help Line will offer access to experienced, certified and objective financial counselors, financial planning tools and an extensive library of articles.

Financial Wellness:  Financial Wellness will offer access to Certified Credit Counselors who can offer advice on a variety of financial issues.  This program is designed to help the Members reduce their debt and educate them in how to best handle their funds in the future.

Fitness Advantage:  The Fitness Advantage Program is expected to assure low prices at over 7,000 participating health and fitness facilities. Members will receive a one-week introductory trial membership certificate, free of charge. This allows Members to try several participating clubs for one week each, giving them the opportunity to truly experience the club and its facilities.

Identity Theft Protection:  Identity Theft Protection will help protect Members’ identity by providing comprehensive personalized prevention and recovery services.

Legal Services:  Members will receive nine free services and discounts on eight commonly used legal services.  An hourly rate of $75.00 and a 10% discount on all contingency fees is expected.

Generic Wholesale Site

As an additional revenue center, we intend to develop in the near future a generic wholesale component to our website that will take orders from consumers for generic drugs priced below wholesale and the local pharmacies.  The e-Commerce component of this site has been in alpha development and we are in discussion with a fulfillment house to handle delivery and customer service.

RxCut Manufacturer Coupons

Recently, web users have been offered pharmaceutical company drug discounts. Sites such as MyRxCoupon.com, OptimizeRx.com, InternetDrugCoupons.com and ReducePrescriptionCosts.com  send consumers directly to the manufacturers’ page for that product.  There are over 220 such offers covered under these programs.  We have begun discussions with pharmaceutical manufacturers in an attempt to create a fulfillment program significantly different from current offerings.  The content from those coupon sites would be an added bonus for RxCut consumers. The current sites receive revenue from ads placed on their site.  Our model is expected to receive payment, from manufacturers, for each coupon used.

Marketing Strategy

Our primary marketing objective is to create a memorable, strongly branded name and logo that elevates our RxCut card beyond a category generic.  Our product is a national product and is available to anyone. The product is relevant to a broad spectrum of uninsured age and life style groups from young adults, college students, families with children, seniors and ethnic groups.  Our marketing efforts will focus on distributing our RxCut card through direct contacts with:

•	Associations, including charitable organizations
•	Government( local and state)
•	Chambers of Commerce
•	Direct Marketing Organizations
•	Insurance Brokers and Consultants
•	TV and Radio Stations
•	Chambers of Commerce
•	Insurance Companies
•	Banks and Savings and Loans
•	Professional Employer Organizations
•	Franchises
•	Religious Organizations
•	Companies with large amounts of part time workers
•	Companies with large amounts of unskilled labor

These entities will, in turn, offer the RxCut card to their members, employees, consultants, agents and affiliates.

Competition

Our competitors in connection with the distribution of pharmacy discount cards are primarily large Pharmacy Benefit Managers (“PBMs”) who have funding, marketing, personnel and name recognition superior to us.  While we believe we offer a superior program, simpler enrollment and improved benefits, there can be no assurance that we can successfully compete with the PBMs or other current and future competitors. The current competitive landscape is fractured and unfocused, with PBMs and other competitors targeting discounted pharmaceuticals.  Principal competition factors include cost to acquire the discount card, benefits coverage, enrollment requirements and ease of use.

Our competitors include:

Together Rx Access, which offers a pharmacy discount card sponsored by many of the major pharmaceutical companies.  Its discounts are less than ours and its website is income restricted and  contains limited products.  It has a Spanish version of its website for Latin Americans.

YourRxCard is our closest direct competitor and its site also supports Spanish speaking users.  It does not however have any of the other additional benefits provided by us beyond the discount card and does not have a national presence other than through the web site.

Lilly Medicare Answers Card is a senior age restricted card for consumers who are on Medicare.

We believe the competitive advantages of our RxCut card are:

•	Unlimited use
•	All prescription drugs discounted
•	Major-pharmacy mail order service
•	24-hour help desk
•	No waiting periods
•	No claim forms to file
•	No medical exams, no exclusions for pre-existing conditions
•	No enrollment requirements or restrictions

Employees

We have eight full-time employees and two part-time employees.

Our Offices

Our offices are located at 303 Lippincott Drive, Suite 320, Marlton, New Jersey 08053 and consist of 2668 square feet which are leased to us for $4,279.92 per month on a 26 month lease which commenced in August 2009.

MANAGEMENT

Executive Officers and Directors

Name	Age	Position	Officer/Director Since

Gerard Ferro	49	Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer	2009

Gavin Lentz	46	Director	2009

Eric Shugarts	29	Chief Information Officer and Director	2009

Mr. Ferro founded us and has acted as our Chairman and Chief Executive Officer since inception.  He is an inventor, author, and entrepreneur who has over 28 years of experience in health care, health care technology and pharmaceutical plan management.  Mr. Ferro was the Founder, Chairman and Chief Executive Officer of SUNRx, Inc. from 2001 until late 2007. SUNRx appeared three times on the  Inc 500 list, including a number five placement, which ranks the nation’s fastest-growing private companies. SUNRx also had three consecutive top 20 finishes on PricewaterhouseCoopers’ Entrepreneur Hot 100 including a #3 ranking.  Prior to founding SUNRx, Mr. Ferro served starting in 1990 as Co-founder and Chief Executive Officer of SIMCARE, Inc. (a medical Preferred Provider network, utilization review and management company), and its two subsidiaries: Professional Administrative Services (a Third Party Administrator—“TPA”) and Benefit Specialist, Inc. (a benefits consulting firm), founded in 1988. The companies were sold to Blue Cross Blue Shield in 1996. In addition, Mr. Ferro spent 14 years operating a broad spectrum of businesses specializing in benefit consulting, claims management administration technology, and managed care network development. He also served from 1993 to 1995 on the TPA Advisory Board and has served as an expert witness on health care fraud.  Mr. Ferro’s accomplishments include:  introduction of the first TPA to pioneer and  develop imaging technology and artificial intelligence in health care claims administration in the early 1990’s; architect of a large managed care system in New Jersey; three time recipient of the Pennsylvania General Agent and Managers Association General Manager of the Year Award; two time recipient of the Philadelphia Association of Life Underwriters, Norman Rowley Award; and Recipient of the Re-insurers’ Most  Advanced Technology and TPA of the year awards.  He graduated from St. Joseph’s University with a B.A. degree.

Mr. Lentz has been the President and Managing Partner of Bochetto & Lentz, P.C., a Pennsylvania based civil litigation law firm since 1994.  He graduated from Ursinus College with a B.A. degree and the Dickinson School of Law with a J.D. degree.

Mr. Shugarts joined us in 2009 as our Chief Technology Officer and a director.  He has over 10 years of information technology, PBM and management experience, including employment with SUNRx (2006 – 2008), Lime Systems (2000 – 2006) and Omnient Corporation (1999 – 2000).   While employed by these companies, he was in charge of research, pricing and purchasing hardware and software based on specific identified needs.  Mr. Shugarts has hands-on experience with enterprise application development, business process analysis, enterprise-wide network design and software implementation, client/server solutions design, systems and database integration and migration, reporting and analytics, database engineering and modeling, and software engineering and development on multiple platforms.  Mr. Shugarts is responsible for managing our information technology and the daily operations of our software, hardware and networks.  He also acts as our lead engineer for our software and technology development projects.

Term of Office

Directors are elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.  Annual meetings of the shareholders , for the selection of directors to succeed those whose terms expire, are held at such time each year as designated by the Board of Directors.  Officers of the Company are elected by the Board of Directors, which is required to consider that subject at its first meeting after every annual meeting of stockholders.  Each officer holds office until his successor is elected and qualified or until his earlier resignation or removal.

Executive Compensation

Summary Compensation Table

Name	Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Gerard Ferro	Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer	2009	$-	$-	$-	$-	$-	$74,490	$74,490	(1)
Gavin Lentz	Director	2009	$-	$-	$-	$-	$-	$-	$-
Eric Shugarts	Chief Information Officer and Director	2009	$-	$-	$-	$-	$-	$37,500	$37,500

(1)   Includes 55, 238. 75 of accrued but unpaid commissions and reimbursements .

We do not pay Mr. Ferro a salary, but he receives a commission of up to $1.25 for each prescription filled under our programs, through whom we distribute Rx Cards. Mr. Ferro has received $19,751.25 in commissions as of September 30, 2009, for transactions occurring between June 1, 2008 and September 30, 2009.  We do not have employment agreements with any executive officer, director or employee.   No executive officer receives compensation in excess of $100,000 annually, except Mr. Shugarts who is paid a salary of $150,000 annually.

We do not carry key person life insurance on any of our executive officers or key employees’ lives.

Director Independence

None of our directors are independent as defined in Item 407(a)(1) of Regulation  S-K or as defined by any securities exchange or inter-dealer quotation system.

Director Compensation

Currently, our directors do not receive compensation for board meetings attended.

Board Committee

We do not have Board committees.

Equity Incentive Plan

We do not have an equity incentive or similar plan but may develop such a plan in the future.

Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation provide that liability of directors to us for monetary damages is eliminated to the full extent provided by Delaware law.  Under Delaware law, a director is not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for authorizing the unlawful payment of a dividend or other distribution on our capital stock or the unlawful purchases of our capital stock; (iv) a violation of Delaware law with respect to conflicts of interest by directors; or (v) for any transaction from which the director derived any improper personal benefit.

The effect of this provision in our Certificate of Incorporation is to eliminate our rights and our stockholders’ rights (through stockholders’ derivative suits) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including any breach resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (v) above.  This provision does not limit or eliminate our rights or the rights of our security holders to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care or any liability for violation of the federal securities laws.

Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND
BENEFICIAL OWNERS OF GREATER THAN 5% OF OUR COMMON STOCK

                   As of the date of this prospectus, there are 10,000,000 shares of common stock outstanding.  The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the date of this prospectus by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group.  Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable.  The address of our executive officers and directors is in care of us at 303 Lippincott Drive, Suite 320, Marlton, New Jersey 08053.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Gerard Ferro	4,045,000	40.5%
Allen Spivak	500,000	5.0%
Adam Spivak	500,000	5.0%
Gavin Lentz	250,000	2.5%
Eric Shugarts	1,000,000	10.0%
All officers and directors as a group (three persons)	5,295,000	53.0%

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

                   We have outstanding 10,000,000 shares of common stock.  We are registering by this prospectus an aggregate of 2,500,000 shares of common stock and 2,500,000 shares of common stock underlying warrants, which we issued to 15 individuals.  The following table sets forth the names of the selling stockholders, the number of shares of our common stock and warrants held by each selling stockholder and certain other information. The selling stockholders listed below are offering for sale all shares listed following their names.  None of the selling stockholders is required to sell any of their shares at any time.

The shares may be offered from time to time by the selling stockholders.  Since the selling stockholders may sell all or part of the shares of common stock offered in this prospectus, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

None of our selling stockholders are officers, directors, 5% or greater stockholders or affiliates of our Company. None are broker-dealers, affiliates of broker-dealers or have a material relationship with us.

Name of Stockholder	Shares of Common Stock Owned	Percentage of Outstanding Common Stock Owned	Shares of Common Stock Offered for Sale	Shares of Common Stock Underlying Warrants Offered for Sale	Percentage of Common Stock Owned After Sale

Brian Clark	300,000	3.0%	300,000	300,000	-0-
Joseph Clark	300,000	3.0%	300,000	300,000	-0-
Jim Condon	50,000.5%		50,000	50,000	-0-
John Hradek	100,000	1.0%	100,000	100,000	-0-
Sherry Hunt	50,000.5%		50,000	50,000	-0-
Steve Hyle	50,000.5%		50,000	50,000	-0-
Tom McCoy	50,000.5%		50,000	50,000	-0-
Ann McGonigle	350,000	3.5%	350,000	350,000	-0-
Jim McGonigle	450,000	4.5%	450,000	450,000	-0-
Patty McGonigle	350,000	3.5%	350,000	350,000	-0-
Richard Meltz	50,000.5%		50,000	50,000	-0-
Coleen Nedbalski	100,000	1.0%	100,000	100,000	-0-
Erin Salone	50,000.5%		50,000	50,000	-0-
Dave Steck	100,000	1.0%	100,000	100,000	-0-
Eileen Wells	150,000	1.5%	150,000	150,000	-0-
TOTALS	2,500,000	25.0%	2,500,000	2,500,000

In the event that we permit or cause this prospectus to lapse, the selling stockholders may only sell shares of our common stock pursuant to Rule 144 under the Securities Act of 1933.  The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also sell these shares of our common stock directly to market makers and/or broker-dealers acting as agents for their customers.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents.  As to a particular broker-dealer, this compensation might be in excess of customary commissions.  Market makers and block purchasers purchasing these shares of our common stock may do so for their own account and at their own risk.  It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the prevailing market price of our common stock.  There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders.  Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed “underwriters” as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter.  No selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into.  If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, Regulation M.  These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders.  Furthermore, pursuant to Regulation M, a person engaged in a distribution of securities is prohibited from bidding for, purchasing or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling stockholder.  These regulations may affect the marketability of these shares of our common stock.

                We will pay substantially all of the expenses incident to the registration and offering of our common stock, other than commissions or discounts of underwriters, broker-dealers or agents.

RELATED PARTY AND OTHER MATERIAL TRANSACTIONS

We pay Mr. Ferro a sponsor commission of up to $1.25 for each qualifying prescription filled using our Rx Card.   Free For All agreed to pay Flateye, LLC, a company wholly owned by Mr. Shugarts, a $12,500 monthly retainer to purchase Eric Shugarts’ full time services during business hours acting as CIO, and for Mr. Shugarts to provide at no additional cost any software he developed.  This agreement was terminable by either party on 10 days notice and expired on December 31, 2009.

New Millennium Consultants paid $20,000 in legal fees on behalf of Free For All.  When the acquisition occurred, the payable by Free For All to New Millennium Consultants was forgiven and recorded as contributed capital.

In June 2009 we issued 7,500,000 shares of our common stock to acquire the discount prescription card division of New Millennium Consultants, LLC ("NMC").  NMC was founded by Mr. Ferro (our Chief Executive Officer and director) and he received 4,045,000 of the shares issued.  Messrs. Shugarts and Lentz, our other two directors received 1,000,000 shares and 250,000 shares respectively.  We believe the transaction was fair and reasonable  and consistent with what we would be required to pay to an non-affiliated third party.  We did not seek or receive a fairness opinion in connection with the transaction.

From time to time we pay legal fees to Mr. Lentz, a director.  Legal fees paid from May 18, 2009 (inception) through September 30, 2009 amounted to $6,300.

For any transaction reportable under Item 404 of Regulation S-K, our Board of Directors, on June 30, 2009, passed a corporate resolution allowing only non-interested directors to vote upon and approve any transaction regardless of size, involving a director holding any direct or indirect interest in the transaction.  In each case, such transaction cannot be approved unless it is determined to be fair and reasonable and at least as fair as could have been obtained by an unrelated party.

DESCRIPTION OF CAPITAL STOCK
Common Stock

                We are authorized to issue up to 45,000,000 shares of $0.0001 par value common stock.  Currently, there are 10,000,000 shares of common stock outstanding.  The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors.  There is no right to cumulate votes in the election of directors.  The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefore subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock.  In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.  Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

                We are authorized to issue up to 5,000,000 shares of $0.0001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.  In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. No shares of preferred stock have been issued.

Common Stock Purchase Warrants

We have outstanding common stock purchase warrants (the underlying shares of which we are registering hereby) to purchase up to 2,500,000 shares of our common stock at $1.00 per share at any time until December 31, 2010.

Dividends

                We do not intend to pay dividends on our capital stock in the foreseeable future.

Transfer Agent

                   Corporate Stock Transfer is our transfer agent and warrant agent.

 SHARES ELIGIBLE FOR FUTURE SALE

                We have 10,000,000 shares of common stock outstanding, of which 2,500,000 shares of common stock are being registered hereby.  The remaining 7,500,000 shares are restricted shares but are eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended, at any time after December 31, 2009.

                 In general, under Rule 144 as modified on February 15, 2008, a person who owns shares that were purchased from us, or any affiliate, at least six months previously and who is not an officer, director or 10% or greater stockholder of our Company (a “non-affiliate”), is entitled to sell all or any portion of such shares under Rule 144 so long as we have filed all required SEC reports and continue to do so while the shares are offered for sale.  After one year from purchase, the shares may be sold by a non-affiliate regardless of whether we have filed all required SEC reports.  Our affiliates may also sell their shares under Rule 144 after they have been held for six months or more in an amount not to exceed:

•	1% of the then outstanding shares of our common stock; or

•	The average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock.  We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time.  Sales of substantial amounts of our common stock by existing stockholders could adversely affect prevailing market prices.

EXPERTS

                Our audited financial statements included in this prospectus and the financial statements of the Discount Prescription Card Division of New Millenium Consultants, LLC, all for the periods indicated therein, have been included in reliance on the reports of AJ. Robbins, P.C., an independent registered public accounting firm, given on the authority of this firm as experts in accounting and auditing.

LEGAL MATTERS

                   The validity of the common stock offered hereby will be passed upon for us by the Law Office of Gary A. Agron, Greenwood Village, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

                   We have filed with the Securities and Exchange Commission a registration statement on Form
S-1 under the Securities Act of 1933 with respect to the common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to our Company and our common stock offered hereby, reference is made to the registration statement and the exhibits filed as part of the registration statement.  We are also required to file periodic reports with the Securities and Exchange Commission, including quarterly reports, annual reports which include our audited financial statements and proxy statements, and we provide our annual reports, including audited financial statements and proxy statements, to our stockholders.  The registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Securities and Exchange Commission’s principal office in Washington, DC, and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address: http://www.sec.gov.

FREE FOR ALL, INC.

AJ. ROBBINS, PC
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Free For All, Inc.
Marlton, New Jersey

We have audited the accompanying balance sheet of Free For All, Inc. ("the Company") as of June 30, 2009, and the related statement of operations, stockholders’ equity, and cash flows for the period from inception (May 18, 2009) through June 30, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Free For All, Inc. as of June 30, 2009, and the results of its operations and its cash flows for the period from inception (May 18, 2009) through June 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a loss since inception of $23,872 and has experienced negative cash flows from operations as of June 30, 2009 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AJ. ROBBINS, P.C.
AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
September 10, 2009, except for the loss per share and weighted-average shares outstanding calculations for which the date is December 29, 2009.

Free For All, Inc.
BALANCE SHEET
June 30, 2009

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$14,245
Accounts Receivable, Net	56,419
Prepaid Expenses and Other Current Assets	12,752
Total Current Assets	83,416

PROPERTY AND EQUIPMENT, Net	37,610

Total Assets	$121,026

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable - Trade	$14,139
Accrued Expenses	18,859
Due to Related Parties	38,816
Capital Lease Obligations, Current Portion	12,338
Total Current Liabilities	84,152

CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION	20,724

Total Liabilities	104,876

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock: $0.0001 par, 5,000,000 shares authorized,	-
-0- shares issued and outstanding
Common stock: $0.0001 par, 45,000,000 shares authorized,
7,500,000 shares issued and outstanding	750
Additional paid in capital	39,272
Accumulated deficit	(23,872)
Total Stockholders' Equity	16,150

Total Liabilities and Stockholders' Equity	$121,026

The accompanying notes are an integral part of these financial statements

Free For All, Inc
STATEMENT OF OPERATIONS
Period From Inception (May 18, 2009) to June 30, 2009

SALES		$-

OPERATING EXPENSES		23,872

NET LOSS		$(23,872)

LOSS PER SHARE, BASIC AND DILUTED:
NET LOSS	$	*

WEIGHTED-AVERAGE SHARES COMMON SHARES
OUTSTANDING, BASIC AND DILUTED		7,500,000

* Less than (0.01)

The accompanying notes are an integral part of these financial statements

FREE FOR ALL, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
PERIOD FROM INCEPTION (MAY 18, 2009) TO JUNE 30, 2009

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

BALANCE, INCEPTION (MAY 18, 2009)	-	$-	$-	$-	$-

Net Loss	-	-	-	(23,872)	(23,872)

Stock Issued for Acquisition of the Discount Prescription
Card Division of New Millennium Consultants, LLC	7,500,000	750	39,272	-	40,022

BALANCE, JUNE 30, 2009	7,500,000	$750	$39,272	$(23,872)	$16,150

The accompanying notes are an integral part of these financial statements

FREE FOR ALL, INC.
STATEMENT OF CASH FLOWS
PERIOD FROM INCEPTION (MAY 18, 2009) TO JUNE 30, 2009

CASH FLOWS (TO) FROM OPERATING ACTIVITIES
Net Loss	$(23,872)
Adjustments to Reconcile Net Loss to
Net Cash Provided by Operating Activities:
Legal Expense Paid by Related Party	20,000
Increase in Current Liabilities:
Accounts Payable	3,872
Net Cash Provided by Operating Activities	-

CASH FLOWS FROM INVESTING ACTIVITIES
Cash Received in Acquisition	14,245
Net Cash Provided by Investing Activities	14,245

NET INCREASE IN CASH	14,245

Cash and Cash Equivalents- Beginning of Period	-

CASH AND CASH EQUIVALENTS- END OF PERIOD	$14,245

NonCash Investing and Financing Activities
Net Assets Acquired from New Millennium Consultants, LLC
in Exchange for 7,500,000 Shares of Common Stock	$20 ,022

Related Party Payable Converted to Contributed Capital	$20,000

Supplementary Cash Flow Information
Cash Paid for Interest	$-

The accompanying notes are an integral part of these financial statements

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 NATURE OF BUSINESS

Nature of Business

Free for All, Inc. (the "Company"), was incorporated under the laws of the State of Delaware on May 18, 2009. The Company was formed to develop, market, license and distribute discount prescription cards and related discounted healthcare services. The Company provides a menu of discount products featuring a free prescription discount program.

On June 30, 2009, the Company acquired substantially all assets and certain liabilities related to the discount prescription card division of New Millennium Consultants, LLC (“Division”) in exchange for 7,500,000 shares of stock. The transaction has been treated as a recapitalization of the Division.  See Note 9.

Going Concern and Management's Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a loss since inception of $23,872 and has not provided any cash flows from operations as of June 30, 2009 that raise substantial doubt about its ability to continue as a going concern. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.  The Company's continuation as a going concern is contingent upon its ability to obtain additional financing, and to generate revenue and cash flow to meet its obligations on a timely basis.  Management will seek to raise additional funding through equity financing during the next twelve months.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include allowances for doubtful accounts, accounting for income taxes, and depreciation.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value of Financial Instruments

Cash, receivables, accounts payable, accrued liabilities, due to related parties and capital lease obligations are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

Substantially all cash is deposited in one financial institution. At times, amounts on deposit may be in excess of the FDIC insurance limit. The Company has not experienced a loss in such accounts.

The Company was assigned all rights to revenues earned under an agreement with Agelity.  Agelity was contracted to maintain a national pharmacy discount network, perform all claims processing operations, maintain accurate listings of participating pharmacies, provide monthly reports, secure and protect confidential member information in accordance with HIPAA regulations, maintain a toll free pharmacy help line, load group numbers as needed, ensure the participating pharmacies accept the discount card, bill the pharmacies a processing fee for qualified transactions, and pay commissions between $2.00 and $3.00 for each qualified transaction based on monthly volume.  Substantially all revenue earned will be from Agelity or a similar pharmacy benefit management company.

Accounts Receivable

Accounts receivable consist of commissions earned that have not been received at the balance sheet date.  Trade receivables are not collateralized. The Company generally grants credit terms to most customers ranging from 30 to 90 days. The Company uses the allowance method to account for uncollectible accounts receivable. The allowance is sufficient to cover both current and anticipated future losses. Uncollectible amounts are charged against the allowance account. As of June 30, 2009 the Company has recorded an allowance of $1,845, which relates to a receivable acquired from the Division. The Company routinely assesses the financial strength of its customers as part of its consideration of accounts receivable collectibility by performing credit evaluations of customers.

Property and Equipment

Property and equipment is stated at depreciated cost. The estimated useful lives of the assets are as follows:

Equipment     5 Years
Computers     3 Years

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred.

Revenue Recognition

The Company offers a discount prescription drug card and other discount health and dental service programs

For the discount prescription drug cards ("RxCut"), the Company provides the cards to groups or individuals who further distribute the cards to other individuals.  These cards are used at pharmacies located throughout the country and provide discounts to the individuals on the prescriptions purchased. If the individual pays less than the pharmacy usual and customary price, the Company receives a fixed commission fee from that transaction.  Each month the Company receives payment from its billing company or pharmacy network for payments they received during that month on transactions occurring in that month or prior months.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

For the discounted health and dental services, the Company has three different plans with its GetBenefitRelief program.  Individuals enroll in the programs and pay a monthly or an annual fee for their membership. The Company works with a discount medical plan organization to provide discounted services to its members.  This revenue will be recognized on a monthly basis over the term of the memberships.

The Company recognizes revenues at the time service has been provided to the customer, the amount due the Company is fixed, and collectability of the related receivable is reasonably assured.

Revenues typically result from a commission fee earned per transaction of the discount prescription card.  The Company receives a monthly transaction report from a third party that details all transactions including those that the Company earned commissions on.  The Company recognizes the revenues monthly after receipt of the reports for payable transactions.  Payments are received monthly from the third party but may take thirty to ninety days to collect.

Additional sources of discount program revenue are recognized as the services are completed.

The Company has not earned any revenue to date; however, with the acquisition of the Division, anticipates it will begin earning revenues immediately.

Cost of Sales

Cost of sales consists mainly of commissions paid to stockholders or third party sponsors  who are credited for generating the use of the discount prescription card.  The amount each sponsor may receive varies between $.10 and $1.25 per qualifying transaction per individual, with the Company paying a total of $1.25 per qualifying transaction.   Our Chief Executive Officer and two other sponsors receive $1.25 for each qualifying transaction they are directly credited for generating.  These three sponsors, which the Company refers to as "General Agents", are responsible for bringing on all other sponsors.  The sponsors they bring on are paid between $0.10 and $1.25 per qualifying transaction.  The difference between what the Company pays these sponsors per qualifying transaction and $1.25 is paid to the General Agents.   Additional sources of Costs of Sales include expenditures for customer service and the printing of discount cards.

Advertising Costs

Advertising costs are charged to expense as they are incurred.  There was no advertising expense for the period from inception (May 18, 2009) to June 30, 2009.

Income Taxes

In accordance with SFAS 109, Accounting for Income Taxes, the Company accounts for Income taxes under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

accounting for uncertainty in income taxes recognized in companies’ financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. As a result, the Company applies a more-likely-than-not recognition threshold for all tax uncertainties. FIN 48 only only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As a result of implementing FIN 48, the Company’s management has reviewed the Company’s tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore the implementation of this standard has not had a material affect on the Company.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the period of inception (May 18, 2009) through June 30, 2009 for U.S. Federal Income Tax and for the State of New Jersey Income Tax.  This will apply to the Company’s 2009 tax year.  As the Company was formed May 18, 2009, no other years remain subject to examination by major tax jurisdictions.

The Company does not have any unrecognized tax benefits for the period ended June 30, 2009 which if recognized would affect the Company’s effective income tax rate.

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or incur any accrual for interest and penalties relating to income taxes for the period ended June 30, 2009.

Software Development Costs

The Company accounts for its software development costs in accordance with Statement of Financial Accounting Standards (SFAS) Number 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. This statement requires that, once technological feasibility of a developing product has been established, all subsequent costs incurred in developing that product to a commercially acceptable level be capitalized and amortized ratably over the estimated life of the product. Through June 30, 2009, capitalizable costs incurred have not been significant for any development projects.

The Company follows Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, which requires capitalization of certain costs incurred during the development of internal use software. Through June 30, 2009, capitalizable costs incurred have not been significant for any development projects.

Stock-Based Compensation

The Company follows SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006.  Through June 30, 2009, no stock based awards have been granted or exercised.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Common Share

Statement of Financial Accounting Standards No. 128, Earnings Per Share, (“SFAS 128”) provides for the calculation of “Basic” and “Diluted” earnings per share. Basic loss per common share includes no dilution and is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted loss per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method.  In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.  There were no potentially dilutive securities as of June 30, 2009.

Recently Issued Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period.  Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.   Through June 30, 2009, the Company did not have any derivative instruments or hedging activities. Management is aware of the requirements of SFAS 161 and will disclose when appropriate.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  SFAS 162 will be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411.  The Company does not expect that the adoption of SFAS 162 will have a material impact on its financial condition or results of operations.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.”  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption of SFAS 163 did not have a material impact on its financial condition or results of operations.

The Company has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 3 PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30, 2009:

Equipment	$6,993
Computers	39,913
Total	46,906
Less: Accumulated Depreciation	9,296
Net Property and Equipment	$37,610

The Company did not have any depreciation expense through June 30, 2009 as the assets were acquired on June 30, 2009. See Note 9.

NOTE 4 CAPITAL LEASES

The Company leases computers under various noncancelable capital leases. Computers held under these leases, which are included in property and equipment, consist of the following at June 30, 2009:

Computers	$39,913
Less: Accumulated Depreciation	8,037

Computers under Lease, Net	$31,876

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

As of June 30, 2009, future minimum lease payments are as follows:

Twelve Months Ending June 30,	Amount
2010	$17,376
2011	15,853
2012	8,232
Total Minimum Payments	41,461
Less: Amounts Representing Interest	8,399
Present Value of Net Minimum Lease Payments	33,062
Less: Current Portion	12,338
Capital Lease Obligations, Net of Current Portion	$20,724

NOTE 5 RELATED PARTY TRANSACTIONS

Certain transaction commissions are payable to stockholders.  Total amounts due to stockholders at June 30, 2009 were approximately $39,000 which consisted primarily of amounts due to the Company's Chief Executive Officer for commissions payable on revenue transactions and amounts due for reimbursable expenses, in addition to approximately $4,000 due to the Law firm of one of the Company's directors.  Total commission expense to related party was $0 for the period from inception (May 18, 2009) to June 30, 2009.

The Company leases its office space from its Chief Executive Officer on a month to month basis.  Related party expense was $0 for the period from inception on May 18, 2009 to June 30, 2009.

The Company incurred approximately $3,000 of legal expenses to the Law Firm of one of the Company's directors during the period from inception (May 18, 2009) to June 30, 2009.  As of June 30, 2009 the Company owed $3,873 to this related party.

The Company pays $12,500 a month for consulting to a Company wholly owned by a stockholder and Officer of the Company.  The Company did not pay any amounts to this related party during the period of inception (May 18, 2009) to June 30, 2009.

NOTE 6             COMMITMENTS AND CONTINGENCIES

From time to time, in the normal course of business, the Company is subject to routine litigation incidental to its business. Although there can be no assurances as to the ultimate disposition of any such matters, it is the opinion of management, based upon the information available at this time, that there are no matters, individually or in the aggregate, that will have a material adverse effect on the results of operations and financial condition of the Company.

The Company has entered into commission agreements with certain stockholders and third parties who are credited for generating the use of the discount prescription card.  These agreements are vested lifetime agreements that fix the commission to be paid per billable transaction.

NOTE 7 STOCKHOLDERS' EQUITY

The Company is authorized to issue up to 5,000,000 shares of $0.0001 par value preferred stock.  To date, no shares have been issued or are outstanding.

The Company is authorized to issue up to 45,000,000 shares of $0.0001 par value common stock.  The Company issued 7,500,000 shares of common stock to acquire the operating discount prescription card division of New Millennium, LLC on June 30, 2009.  See Note 9.

On June 30, 2009, the Company offered for sale up to 2,500,000 units of its securities through a private placement, each unit consisting of one share of $.001 par value common stock and one common stock purchase warrant to purchase an additional share at $1.00 per share, at a purchase price of $.10 per unit or up to an aggregate purchase price of $250,000. Subsequent to June 30, 2009 the Company sold all units under the private placement and issued 2,500,000 units for cash proceeds of $250,000.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 INCOME TAXES

A reconciliation of income tax expense at statutory federal and state income tax rates is as follows for the period of inception (May 18, 2009) to June 30:

Computed Expected Tax Benefit	$9,600
Increase in Valuation Allowance	(9,600)
Total	$-

The components of deferred income tax assets and liabilities are as follows:

Deferred Tax Assets:
Allowance for Doubtful Accounts	$700
Accrued Expenses not Currently Deductible	10,300
Net Operating Loss Carryforwards	9,600
Gross Deferred Tax Assets	20,600
Deferred Tax Liabilities:
Depreciation	(8,000)
Net Deferred Tax Assets	12,600
Valuation Allowance	(12,600)
Total	$-

As a result of the net loss incurred since inception and because the likelihood of being able to utilize these losses is not presently determinable, the Company has recorded a valuation allowance to fully reserve its net deferred tax asset.

The components of deferred income tax expense (benefit) are as follows:

Net Operating Loss Carryforward	$(9,600)
Less: Valuation Allowance	9,600
Total Income Tax Expense (Benefit)	$-

As of June 30, 2009, the Company has accumulated net operating loss carryforwards of approximately $24,000. However, utilization of these net operating loss carryforwards is significantly dependent on the Company’s ability to generate future taxable income which is uncertain. The Company is not currently able to ascertain the amount of tax benefit that will be realized in future periods, if any. These amounts expire in 2029 if not utilized sooner.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 ASSET ACQUISITION

On June 30, 2009, the Company acquired substantially all assets and certain liabilities related to the discount prescription card division of New Millennium Consultants, LLC in exchange for 7,500,000 shares of stock and the forgiveness of $20,000 in amounts owed to the Division, which has been recorded as contributed capital.  The assigned assets and liabilities are as follows:

Cash and Cash Equivalents	$14,245
Accounts Receivable	56,419
Prepaid Expenses and Other Current Assets	12,752
Property and Equipment	37,610
Total Assets Acquired	121,026

Accounts Payable and Accrued Expenses	67,942
Capital Lease Obligations	33,062
Total Liabilities Acquired	101,004

Net Assets Acquired	$20,022

The acquisition is being accounted for as a recapitalization of the division.

NOTE 10 SUBSEQUENT EVENTS

In July 2009, the Company entered into a lease with an unrelated party for office space with a term of twenty six months.  This lease calls for minimum monthly rent payments of $1,612 and monthly operating expenses of $2,668, and a security deposit of $8,560.

FREE FOR ALL, INC.

Free For All, Inc.
BALANCE SHEET
SEPTEMBER 30, 2009
(Unaudited)

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$62,896
Accounts Receivable, Net	95,530
Prepaid Expenses and other current assets	6,976
Total Current Assets	165,402

PROPERTY AND EQUIPMENT, Net	72,859

DEPOSITS	8,560

Total Assets	$246,821

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable - Trade	$30,059
Accrued Expenses	102,620
Due to Related Parties	60,320
Capital Lease Obligations, Current Portion	12,910
Total Current Liabilities	205,909

CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION	17,274

Total Liabilities	223,183

STOCKHOLDERS' EQUITY
Preferred stock: $0.0001 par, 5,000,000 shares authorized,
-0- shares issued and outstanding	-
Common stock: $0.0001 par, 45,000,000 shares authorized,
10,000,000 shares issued and outstanding	1,000
Additional paid in capital	289,022
Accumulated deficit	(266,384)
Total Stockholders' Equity	23,638

Total Liabilities and Stockholders' Equity	$246,821
The accompanying notes are an integral part of these financial statements

Free For All, Inc
STATEMENT OF OPERATIONS
Period From Inception (May 18, 2009) to September 30, 2009
(Unaudited)

SALES	$122,345

COST OF SALES:
Related party commissions	50,197
Cost of sales	32,593
Total Cost of Sales	82,790

GROSS PROFIT	39,555

OPERATING EXPENSES:
Related party consulting	37,500
Operating expenses	267,004
Total Operating Expenses	304,504

(LOSS) FROM OPERATIONS	(264,949)

INTEREST EXPENSE	1,435

NET (LOSS)	$(266,384)

LOSS PER SHARE, BASIC AND DILUTED:
NET LOSS	$(0.03)

WEIGHTED-AVERAGE SHARES COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	8,938,235
The accompanying notes are an integral part of these financial statements

FREE FOR ALL, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
PERIOD FROM INCEPTION (MAY 18, 2009) TO SEPTEMBER 30, 2009
(Unaudited)

			Additional		Total
	Common Stock		Paid In	Accumulated	Stockholders'
	Shares	$	Capital	Deficit	Equity

BALANCE, INCEPTION (MAY 18, 2009)	-	$-	$-	$-	$-

Net Loss	-	-	-	(266,384)	(266,384)

Stock Issued for Acquisition of the Discount Prescription
Card Division of New Millennium Consultants, LLC	7,500,000	750	39,272	-	40,022

Stock Issued From the Sale of Units	2,500,000	250	249,750	-	250,000

BALANCE, SEPTEMBER 30, 2009	10,000,000	$1,000	$289,022	$(266,384)	$23,638

The accompanying notes are an integral part of these financial statements

FREE FOR ALL, INC.
STATEMENT OF CASH FLOWS
PERIOD FROM INCEPTION (MAY 18, 2009) TO SEPTEMBER 30, 2009
(Unaudited)

CASH FLOWS (TO) FROM OPERATING ACTIVITIES
Net Loss	$(266,384)
Adjustments to Reconcile Net Loss to
Net Cash Used in Operating Activities:
Depreciation	6,000
Legal expense paid by related party	20,000
Changes in operating assets and liabilities:
Accounts Receivable	(39,111)
Prepaid Expenses	5,776
Deposits	(8,560)
Accounts Payable - Trade	19,791
Accrued Expenses	83,761
Due to Related Parties	21,504
Net Cash Used in Operating Activities	( 157 ,223)

CASH FLOWS (TO) FROM INVESTING ACTIVITIES
Cash Received in Acquisition	14,245
Purchase of Property and Equipment	(41,248)
Net Cash Used in Investing Activities	(27,003)

CASH FLOWS (TO) FROM FINANCING ACTIVITIES
Payments on Capital Lease Obligations	(2,878)
Proceeds from Sale of Units	250,000
Net Cash Provided by Financing Activities	247 ,122

NET INCREASE IN CASH	62,896

Cash and Cash Equivalents- Beginning of Period	-

CASH AND CASH EQUIVALENTS- END OF PERIOD	$62,896

NonCash Investing and Financing Activities
Net Assets Acquired from New Millennium Consultants, LLC
in Exchange for 7,500,000 Shares of Common Stock	$20 ,022

Related Party Payable Converted to Contributed Capital	$20, 000

Supplementary Cash Flow Information
Cash Paid for Interest	$1,467

The accompanying notes are an integral part of these financial statements

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1	NATURE OF BUSINESS

Nature of Business

Free for All, Inc. (the “Company”), was incorporated under the laws of the State of Delaware on May 18, 2009. The Company was formed to develop, market, license and distribute discount prescription cards and related discounted healthcare services. The Company provides a menu of discount products featuring a free prescription discount program.

On June 30, 2009, the Company acquired substantially all assets and certain liabilities related to the discount prescription card division of New Millennium Consultants, LLC (“Division”) in exchange for 7,500,000 shares of stock. The transaction has been treated as a recapitalization of the Division.  See Note 9.

Basis of Presentation

The unaudited financial statements have been prepared by Free For All, Inc. (the "Company"), in accordance with generally accepted accounting principles for interim financial information and with Regulation S-X as promulgated by the Securities and Exchange Commission ("SEC").  Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements.  These unaudited interim financial statements should be read in conjunction with the audited financial statements and the notes thereto included on Form S-1 for the period ended June 30, 2009.  In the opinion of management, the unaudited interim financial statements furnished here include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the result for the interim period presented.  In the opinion of management, the interim financial statements include all adjustments that are necessary in order to make the financial statements not misleading.  The results of the period from inception (May 18, 2009) through September 30, 2009, are not necessarily indicative of the results to be expected for the period from inception (May 18, 2009) to December 31, 2009.

Going Concern and Management's Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a loss since inception of $266,384 and has not provided any cash flows from operations as of September 30, 2009. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.  The Company's continuation as a going concern is contingent upon its ability to obtain additional financing, and to generate revenue and cash flow to meet its obligations on a timely basis.  Management will seek to raise additional funding through equity financing during the next twelve months.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include allowances for doubtful accounts, accounting for income taxes, and depreciation.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value of Financial Instruments

Cash, receivables, accounts payable, accrued expenses, due to related parties and capital lease obligations are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

Concentration of Credit Risk

Substantially all cash is deposited in one financial institution. At times, amounts on deposit may be in excess of the FDIC insurance limit. The Company has not experienced a loss in such accounts.

The Company was assigned all rights to revenues earned under an agreement with Agelity.  Agelity was contracted to maintain a national pharmacy discount network, perform all claims processing operations, maintain accurate listings of participating pharmacies, provide monthly reports, secure and protect confidential member information in accordance with HIPAA regulations, maintain a toll free pharmacy help line, load group numbers as needed, ensure the participating pharmacies accept the discount card, bill the pharmacies a processing fee for qualified transactions, and pay commissions between $2.00 and $3.00 for each qualified transaction based on monthly volume.  Substantially all revenue earned will be from Agelity or a similar pharmacy benefit management company.  Subsequent to the quarter ended September 30, 2009 the Company entered into an agreement with a new third party and terminated its agreement with the prior third party.  See Note 10.

Accounts Receivable

Accounts receivable consist of commissions earned that have not been received at the balance sheet date.  Trade receivables are not collateralized. The Company generally grants credit terms to most customers ranging from 30 to 90 days. The Company uses the allowance method to account for uncollectible accounts receivable. The allowance is sufficient to cover both current and anticipated future losses. Uncollectible amounts are charged against the allowance account. As of September 30, 2009, the Company wrote off $2,108 related to a receivable acquired from the Division, of which $264 was expensed during the period from inception (May 18, 2009) to September 30, 2009.  All other accounts receivable are considered fully collectible by management, and accordingly, no allowance is deemed necessary.  The Company routinely assesses the financial strength of its customers as part of its consideration of accounts receivable collectability by performing credit evaluations of customers.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment is stated at depreciated cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Equipment	5 Years
Computers	3 Years
Leasehold Improvements	Life of the Lease

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred.

Revenue Recognition

The Company offers a discounted prescription drug card and other discounted health and dental service programs.

For the discount prescription drug cards ("RxCut"), the Company provides the cards to groups or individuals who further distribute the cards to other individuals.  These cards are used at pharmacies located throughout the country and provide discounts to the individuals on the prescriptions purchased. If the individual pays less than the pharmacy usual and customary price, the Company receives a fixed commission fee from that transaction.  Each month the Company receives payment from its billing company or pharmacy network for payments they received during that month on transactions occurring in that month or prior months.

For the discounted health and dental services, the Company has three different plans with its GetBenefitRelief program.  Individuals enroll in the programs and pay a monthly or an annual fee for their membership. The Company works with a discount medical plan organization to provide discounted services to its members.  This revenue will be recognized on a monthly basis over the term of the memberships.

The Company recognizes revenues at the time service has been provided to the customer, the amount due the Company is fixed, and collectability of the related receivable is reasonably assured.

Revenues typically result from a commission fee earned per transaction of the discount prescription card.  The Company receives a monthly transaction report from a third party that details all transactions including those that the Company earned commissions on. The Company recognizes the revenues monthly after receipt of the reports for payable transactions. Payments are received monthly from the third party but may take thirty to ninety days to collect.

Additional sources of discount program revenue are recognized as the services are completed.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cost of Sales
Cost of sales consists mainly of commissions paid to stockholders or third party sponsors  who are credited for generating the use of the discount prescription card.  The amount each sponsor may receive varies between $.10 and $1.25 per qualifying transaction per individual, with the Company paying a total of $1.25 per qualifying transaction.   Our Chief Executive Officer and two other sponsors receive $1.25 for each qualifying transaction they are directly credited for generating.  These three sponsors, which the Company refers to as "General Agents", are responsible for bringing on all other sponsors.  The sponsors they bring on are paid between $0.10 and $1.25 per qualifying transaction.  The difference between what the Company pays these sponsors per qualifying transaction and $1.25 is paid to the General Agents.   Additional sources of Costs of Sales include expenditures for customer service and the printing of discount cards.

Advertising Costs
Advertising costs are charged to expense as they are incurred. Advertising expense for the period from inception (May 18, 2009) to September 30, 2009 was $732.

Income Taxes
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, "Accounting for Income Taxes" (codified in FASB ASC Topic 740), the Company accounts for Income taxes under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48") (codified in FASB ASC Topic 740). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in companies’ financial statements.

As a result, the Company applies a more-likely-than-not recognition threshold for all tax uncertainties. FIN 48 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As a result of implementing FIN 48, the Company’s management has reviewed the Company’s tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore the implementation of this standard has not had a material affect on the Company.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the period of inception (May 18, 2009) through September 30, 2009 for U.S. Federal Income Tax and for the State of New Jersey Income Tax.  This will apply to the Company’s 2009 tax year.  As the Company was formed May 18, 2009, no other years remain subject to examination by major tax jurisdictions.

The Company does not have any unrecognized tax benefits for the period ended September 30, 2009 which if recognized would affect the Company’s effective income tax rate.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or incur any accrual for interest and penalties relating to income taxes for the period ended September 30, 2009.

Software Development Costs

The Company accounts for its software development costs in accordance with SFAS No. 86 (codified in FASB ASC Topic 985), "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". This requires that, once technological feasibility of a developing product has been established, all subsequent costs incurred in developing that product to a commercially acceptable level be capitalized and amortized ratably over the estimated life of the product. Through September 30, 2009, capitalizable costs incurred have not been significant for any development projects.

The Company follows Statement of Position (“SOP”) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (codified in FASB ASC Topic 350), which requires capitalization of certain costs incurred during the development of internal use software. Through September 30, 2009, capitalizable costs incurred have not been significant for any development projects.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with SFAS No. 123R, "Share Based Payment, an Amendment of FASB Statement No. 123" (codified in FASB ASC Topic 718). SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. Through September 30, 2009, no stock based awards have been granted or exercised.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Common Share

SFAS No. 128, Earnings Per Share (codified in FASB ASC Topic 260), provides for the calculation of “Basic” and “Diluted” earnings per share.  Basic loss per common share includes no dilution and is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted loss per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method.  In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.  However, these dilutive securities could potentially dilute earnings per share in the future.  As of September 30, 2009, the Company had 2,500,000 potentially dilutive securities. See Note 7.

Recently Issued Accounting Pronouncements

On July 1, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, Topic 105 - "Generally Accepted Accounting Principles - amendments based on SFAS No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles" (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative US GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative US GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative US GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of US GAAP in Notes to the Financial Statements.

In April 2009, the FASB issued FSP No. SFAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" (“FSP No. SFAS 157-4”). FSP No. SFAS 157-4, which is codified in FASB ASC Topics 820-10-35-51 and 820-10-50-2, provides additional guidance for estimating fair value and emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments", which is codified in FASB ASC Topic 320-10. This FSP modifies the requirements for recognizing other-than-temporarily impaired debt securities and changes the existing impairment model for such securities. The FSP also requires additional disclosures for both annual and interim periods with respect to both debt and equity securities. Under the FSP, impairment of debt securities will be considered other-than-temporary if an entity (1) intends to sell the security, (2) more likely than not will be required to sell the security before recovering its cost, or (3) does not expect to recover the security’s entire amortized cost basis (even if the entity does not intend to sell). The FSP further indicates that, depending on which of the above factor(s) causes the impairment to be considered other-than-temporary, (1) the entire shortfall of the security’s fair value versus its amortized cost basis or (2) only the credit loss portion would be recognized in earnings while the remaining shortfall (if any) would be recorded in other comprehensive income. This FSP requires entities to initially apply the provisions of the standard to previously other-than-temporarily impaired debt securities existing as of the date of initial adoption by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment potentially reclassifies the noncredit portion of a previously other-than-temporarily impaired debt security held as of the date of initial adoption from retained earnings to accumulated other comprehensive income. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

In April 2009, the FASB issued FSP No. SFAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments”, which is codified in FASB ASC Topic 825-10-50.  This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures are required beginning with the quarter ending June 30, 2009. The adoption of this FSP did not have an impact on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events", codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS No. 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS No. 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. SFAS No. 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued. The Company has evaluated subsequent events through December 31, 2009.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

In June 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140",  codified as FASB ASC Topic 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. SFAS No. 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures. SFAS No. 166 is effective for fiscal years beginning after November 15, 2009. The Company does not believe the adoption of SFAS No. 166 will have an impact on its financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)", codified as FASB ASC Topic 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. SFAS No. 167 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS No. 167 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. SFAS No. 167 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. SFAS No. 167 is effective for fiscal years beginning after November 15, 2009. The Company does not believe the adoption of SFAS No. 167 will have an impact on its financial condition, results of operations or cash flows.

The Company has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 3	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 30, 2009:

Equipment	$29,543
Leasehold Improvements	18,699
Computers	39,913
Total	88,155
Less: Accumulated Depreciation	15,296
Net Property and Equipment	$72,859
Depreciation expense was $6,000 for the period from inception to September 30, 2009. Certain property and equipment was acquired through an asset acquisition. See Note 9.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE 4	CAPITAL LEASES

The Company leases computers under various noncancelable capital leases. Computers held under these leases, which are included in property and equipment consist of the following at September 30, 2009:

Computers	$39,913
Less: Accumulated Depreciation	12,607

Computers under Lease, Net	$27,306

As of September 30, 2009, future minimum lease payments are as follows:

Twelve Months Ending September 30,	Amount
2010	$17,378
2011	13,566
2012	6,173
Total Minimum Payments	37,117
Less: Amounts Representing Interest	6,933
Present Value of Net Minimum Lease Payments	30,184
Less: Current Portion	12,910
Capital Lease Obligations, Net of Current Portion	$17,274

Interest expense on capital lease obligations for the period from inception (May 18, 2009) through September 30, 2009 was $1,467.

NOTE 5	RELATED PARTY TRANSACTIONS

Certain transaction commissions are payable to stockholders.  Total amounts due to stockholders at September 30, 2009 were approximately $60,000 which consisted primarily of amounts due to the Company's Chief Executive Officer for commissions payable on revenue transactions of $55,239 and amounts due for reimbursable expenses of $5,081. Total commission expense to related party was approximately $50,000 for the period from inception (May 18, 2009) through September 30, 2009.

Prior to August 17, 2009, the Company leased office space from the Company’s Chief Executive Officer on a month to month basis. Related party rent expense was $4,400 for the period from inception (May 18, 2009) through September 30, 2009.

The Company incurred approximately $6,300 of legal expenses to the Law firm of one of the Company's directors during the period from inception (May 18, 2009) through September 30, 2009. No amounts are owed to this firm at September 30, 2009.

The Company pays $12,500 a month for consulting to a Company wholly owned by a stockholder and Officer of the Company.  The Company incurred expenses and made payments of $37,500 to this related party during the period of inception (May 18, 2009) to September 30, 2009.  No amounts were owed to this related party as of September 30, 2009.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 6	COMMITMENTS AND CONTINGENCIES

From time to time, in the normal course of business, the Company is subject to routine litigation incidental to its business. Although there can be no assurances as to the ultimate disposition of any such matters, it is the opinion of management, based upon the information available at this time, that there are no matters, individually or in the aggregate, that will have a material adverse effect on the results of operations and financial condition of the Company.

The Company has entered into commission agreements with certain stockholders and third parties who are credited for generating the use of the discount prescription card.  These agreements are vested lifetime agreements that fix the commission to be paid per billable transaction.

On August 17, 2009, the Company entered into a twenty six month operating lease for office space. This lease calls for minimum monthly rent payments of $1,612 and monthly operating expenses of $2,668.

As of September 30, 2009, future minimum lease payments are as follows:

Year Ending September 30,	Amount
2010	$17,731
2011	19,344
2012	1,612
Total	$38,687

Rent expense was $10,820 for the period from inception (May 18, 2009) to September 30, 2009, of which $4,400 was for the Company's Chief Executive Officer under the Company's previous month to month lease, of which $2,400 is still due as of September 30, 2009.

NOTE 7	STOCKHOLDERS' EQUITY

The Company is authorized to issue up to 5,000,000 shares of $0.0001 par value preferred stock.  To date, no shares have been issued or are outstanding.

The Company is authorized to issue up to 45,000,000 shares of $0.0001 par value common stock.  The Company issued 7,500,000 shares of common stock to acquire the operating discount prescription card division of New Millennium, LLC on June 30, 2009.  See Note 9.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 7	STOCKHOLDERS' EQUITY (CONTINUED)

On June 30, 2009, the Company offered for sale up to 2,500,000 units of its securities through a private placement, each unit consisting of one share of $.0001 par value common stock and one common stock purchase warrant to purchase an additional share at $1.00 per share, at a purchase price of $.10 per unit or up to an aggregate purchase price of $250,000. In July 2009, the Company sold all units under the private placement and issued 2,500,000 units for cash proceeds of $250,000. The fair value of the warrants was determined to be insignificant using the Black-Scholes pricing model with the following assumptions: expected life of 1.5 years, a risk free interest rate of 0.8%, a dividend yield of 0% and volatility of 100%.

NOTE 8	INCOME TAXES

A reconciliation of income tax expense at statutory federal and state income tax rates is as follows for the period of inception (May 18, 2009) to September 30, 2009:

Computed Expected Tax Benefit	$101,000
Increase in Valuation Allowance	(101,000)
Total	$-

The components of deferred income tax assets and liabilities are as follows:
Deferred Tax Assets:
Accrued Expenses not Currently Deductible	$22,000
Net Operating Loss Carryforwards	101,000
Gross Deferred Tax Assets	123,000
Deferred Tax Liabilities:
Depreciation	(15,000)
Net Deferred Tax Assets	108,000
Valuation Allowance	(108,000)
Total	$-

As a result of the net loss incurred since inception and because the likelihood of being able to utilize these losses is not presently determinable, the Company has recorded a valuation allowance to fully reserve its net deferred tax asset.

The components of deferred income tax expense (benefit) are as follows:
Net Operating Loss Carryforward and Other	$108,000
Less: Valuation Allowance	(108,000)
Total Income Tax Expense (Benefit)	$-

As of September 30, 2009, the Company has accumulated net operating loss carryforwards of approximately $253,000. However, utilization of these net operating loss carryforwards is significantly dependent on the Company’s ability to generate future taxable income which is uncertain. The Company is not currently able to ascertain the amount of tax benefit that will be realized in future periods, if any. These amounts expire in 2029 if not utilized sooner.

FREE FOR ALL, INC.
NOTES TO FINANCIAL STATEMENTS
NOTE 9	ASSET ACQUISITION

On June 30, 2009, the Company acquired substantially all assets and certain liabilities related to the discount prescription card division of New Millennium Consultants, LLC in exchange for 7,500,000 shares of stock and the forgiveness of $20,000 in amounts owed the Division, which has been recorded as contributed capital. The assigned assets and liabilities are as follows:

Cash and Cash Equivalents	$14,245
Accounts Receivable	56,419
Prepaid Expenses and Other Current Assets	12,752
Property and Equipment	37,610
Total Assets Acquired	121,026

Accounts Payable and Accrued Expenses	67,942
Capital Lease Obligations	33,062
Total Liabilities Acquired	101,004

Net Assets Acquired	$20,022

The acquisition is being accounted for as a recapitalization of the division.

NOTE 10	SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred between October 1, 2009 and December 31, 2009, which is the date the financial statements were issued and through January 26, 2010 (date of reissue) for possible disclosure or recognition in the financial statements. The Company has determined that the following events and transactions required disclosure in the footnotes to the financial statements.

In November 2009, the Company entered into an agreement with a new third party that provides the revenue stream to the Company.  This third party has contracts with pharmacies whereby they receive a fixed amount for each qualifying transaction.  We distribute the cards to groups of individuals and we receive commissions from this third party for all qualifying transactions.  We changed to this new third party to obtain more favorable commission terms. Going forward, substantially all revenue earned will be from this third party.

In December 2009 and January 2010 the Company raised $60,000 through the issuance of six notes, three of which are with related parties. The notes bear interest at a flat fee of 10 percent, and are due with interest, three months after the effective date. The Company has the option to extend the principal payment of the notes for an additional three months by paying an additional 1.5 percent interest per month, non-compounding.

FREE FOR ALL, INC.
UNAUDITED PROFORMA FINANCIAL INFORMATION
EXPLANATORY HEADNOTE

INTRODUCTION

The following unaudited proforma financial statements give effect to the acquisition of the Discount Prescription Card Division (the Division) of New Millennium Consultants, LLC (NMC) by Free For All, Inc. (the Company) and is based on the estimates and assumptions set forth herein and in the notes to such statements. This proforma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The proforma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisition been effected on the date indicated or the results which may be obtained in the future.

Revenues typically result from a commission fee earned per transaction of the discount prescription card. The Company receives a monthly transaction report from a third party that details all transactions including those that the Company earned commissions on. The Company recognizes revenue monthly after receipt of the reports for payable transactions. Payments are received monthly from the third party but may take thirty to ninety days to collect.

The proforma statement of operations for the nine months ended September 30, 2009, includes the operating results of the Company for the period from inception (May 18, 2009) to September 30, 2009 and the operating results of the Division for the period January 1, 2009 to June 30, 2009. The proforma statement of operations for the period ended December 31, 2008 consists of the operating results of the Division.

ACQUISITION

On June 30, 2009, the Company acquired substantially all of the assets and liabilities related to the Discount Prescription Card Division of NMC in exchange for 7,500,000 shares of stock and the forgiveness of $20,000 in amounts owed to the Division.  The acquired assets and liabilities are as follows:

Cash	$14,245
Accounts Receivable	56,419
Prepaids and Other Current Assets	12,752
Fixed Assets	37,610
Total Assets Acquired	121,026

Accounts Payable and Accruals	67,942
Capital Lease Obligations	33,062
Total Liabilities Acquired	101,004

Net Assets Acquired	$20,022

FREE FOR ALL, INC.
UNAUDITED PROFORMA STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
	Discount
	Prescription Card		Free for All, Inc.
	Division	Discount	Period From		Proforma Nine
	For the Six	Prescription Card	Inception		Months Ended
	Months Ended	Division	(May 18, 2009)	Free for All, Inc.	September 30,
	June 30,	Proforma	to September 30,	Proforma	2009
	2009	Adjustments	2009	Adjustments	(Unaudited)

SALES	$70,289	$-	$122,345	$-	$192,634

COST OF SALES:
Related party commissions	26,532	-	50,197	-	76,729
Cost of sales	17,702	-	32,593	-	50,295
Total Cost of Sales	44,234	-	82,790	-	127,024

GROSS PROFIT	26,055	-	39,555	-	65,610

OPERATING EXPENSES:
Related party consulting	75,000	-	37,500	-	112,500
Operating expenses	122,058	-	267,004	-	389,062
Total Operating Expenses	197,058	-	304,504	-	501,562

(LOSS) FROM OPERATIONS	(171,003)	-	(264,949)	-	(435,952)

INTEREST EXPENSE	(1,632)	-	(1,435)	-	(3,067)

NET (LOSS)	$(172,635)	$-	$(266,384)	$-	$(439,019)

See accompanying Headnote and Notes to Proforma Financial Statements.

FREE FOR ALL, INC.
UNAUDITED PROFORMA STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED DECEMBER 31, 2008
	Discount
	Prescription Card
	Division	Discount	Proforma
	For the	Prescription Card	Period Ended
	Period Ended	Division	December 31,
	December 31,	Proforma	2008
	2008	Adjustments	(Unaudited)

SALES	$3,092	$-	$3,092

COST OF SALES:
Related party commissions	190	-	190
Cost of sales	4,690	-	4,690
Total Cost of Sales	4,880	-	4,880

GROSS (LOSS)	(1,788)	-	(1,788)

OPERATING EXPENSES:
Related party consulting	112,500	-	112,500
Operating expenses	155,693	-	155,693
Total Operating Expenses	268,193	-	268,193

(LOSS) FROM OPERATIONS	(269,981)	-	(269,981)

INTEREST EXPENSE	(2,362)	-	(2,362)

NET (LOSS)	$(272,343)	$-	$(272,343)

See accompanying Headnote and Notes to Proforma Financial Statements.

FREE FOR ALL, INC.
NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

NOTE 1	PROFORMA ADJUSTMENTS

The adjustments relating to the statements of operations are computed assuming the acquisition of the Division was completed at the beginning of the periods presented.

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-38

FINANCIAL STATEMENTS

BALANCE SHEETS AS OF JUNE 30, 2009 (UNAUDITED) AND DECEMBER 31, 2008	F-39

STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2009, (UNAUDITED), FOR THE PERIOD FROM INCEPTION OF OPERATIONS (FEBRUARY 2, 2008) TO JUNE 30, 2008 (UNAUDITED) AND FOR THE PERIOD FROM INCEPTION OF OPERATIONS (FEBRUARY 2, 2008) TO DECEMBER 31, 2008
F-40

STATEMENTS OF CHANGES IN DIVISION EQUITY FOR THE PERIOD FROM INCEPTION OF OPERATIONS (FEBRUARY 2, 2008) TO DECEMBER 31, 2008 AND FOR THE SIX MONTHS ENDED JUNE 30, 2009 (UNAUDITED)	F-41

STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2009, (UNAUDITED), FOR THE PERIOD FROM INCEPTION OF OPERATIONS (FEBRUARY 2, 2008) TO JUNE 30, 2008 (UNAUDITED) AND FOR THE PERIOD FROM INCEPTION OF OPERATIONS (FEBRUARY 2, 2008) TO DECEMBER 31, 2008
F-42

NOTES TO FINANCIAL STATEMENTS	F-43

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members
New Millennium Consultants, LLC
Marlton, New Jersey

We have audited the accompanying balance sheet of the Discount Prescription Card Division ("the Division") of  New Millennium Consultants, LLC ("the Company") as of December 31, 2008, and the related statements of operations, division equity, and cash flows for the period from inception of operations (February 2, 2008) through December 31, 2008.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Discount Prescription Card Division ("the Division") of  New Millennium Consultants, LLC ("the Company") as of December 31, 2008, and the results of its operations and its cash flows for the period from inception of operations (February 2, 2008) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Division will continue as a going concern. As discussed in Note 1 to the financial statements, the Division has incurred a loss since inception (February 2, 2008), and for the year ended December 31, 2008 has experienced negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AJ. ROBBINS, P.C.
AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
September 10, 2009, except for Note 8, for which the date is January 21, 2010

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC
BALANCE SHEETS

	June 30,
	2009	December 31,
	(Unaudited)	2008
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$-	$132,559
Accounts Receivable, Net	-	670
Total Current Assets	-	133,229

PROPERTY AND EQUIPMENT, Net	-	23,245

Total Assets	$-	$156,474

LIABILITIES AND DIVISION EQUITY

CURRENT LIABILITIES
Accounts Payable - Trade	$-	$2,804
Accrued Expenses	-	1,151
Due to Related Parties	-	107,584
Capital Lease Obligations, Current Portion	-	6,523
Total Current Liabilities	-	118,062

CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION	-	10,755

Total Liabilities	-	128,817

COMMITMENTS AND CONTINGENCIES

DIVISION EQUITY	-	27,657

Total Liabilities and Division Equity	$-	$156,474

The accompanying notes are an integral part of these financial statements.

DISCOUNT PRESCRIPTION CARD DIVISION OF NEW MILLENNIUM CONSULTANTS, LLC
STATEMENTS OF OPERATIONS

		Period From	Period From
		Inception of	Inception of
	For the Six	Operations	Operations
	Months Ended	(February 2,	(February 2,
	June 30,	2008) to June 30,	2008) to
	2009	2008	December 31,
	(Unaudited)	(Unaudited)	2008

SALES	$70,289	$16	$3,092

COST OF SALES
Related party commissions	26,532	4	190
Cost of sales	17,702	6	4,690
Total Cost of Sales	44,234	10	4,880

GROSS PROFIT (LOSS)	26,055	6	(1,788)

OPERATING EXPENSES
Related party consulting	75,000	37,500	112,500
Operating expenses	122,058	61,416	155,693
Total Operating Expenses	197,058	98,916	268,193

(LOSS) FROM OPERATIONS	(171,003)	(98,910)	(269,981)

INTEREST EXPENSE	(1,632)	(632)	(2,362)

NET (LOSS)	$(172,635)	$(99,542)	$(272,343)

The accompanying notes are an integral part of these financial statements.

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC
STATEMENTS OF CHANGES IN DIVISION EQUITY
PERIOD FROM INCEPTION OF OPERATIONS (FEBRUARY 2, 2008)
TO DECEMBER 31, 2008 AND FOR THE SIX MONTHS ENDED JUNE 30, 2009 (UNAUDITED)

			Total
	Division	Accumulated	Division
	Capital	Deficit	Equity

BALANCE, INCEPTION (FEBRUARY 2, 2008)	$-	$-	$-

Members' Contributions	300,000	-	300,000

Net (Loss)	-	(272,343)	(272,343)

BALANCE, DECEMBER 31, 2008	300,000	(272,343)	27,657

Members' Contributions	85,000	-	85,000

Liability Converted to Member Interest	100,000	-	100,000

Net (Loss)	-	(172,635)	(172,635)

Assignment to Free for All, Inc.	(485,000)	444,978	(40,022)

BALANCE, JUNE 30, 2009	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC
STATEMENTS OF CASH FLOWS

		Period From	Period From
		Inception of	Inception of
	For the Six	Operations	Operations
	Months Ended	(February 2,	(February 2,
	June 30,	2008) to June 30,	2008) to
	2009	2008	December 31,
	(Unaudited)	(Unaudited)	2008
CASH FLOWS (TO) FROM OPERATING ACTIVITIES
Net Loss	$(172,635)	$(99,542)	$(272,343)
Adjustments to Reconcile Net Loss to
Net Cash Used by Operating Activities:
Depreciation	4,534	1,401	4,762
Bad Debt Expense	-	-	1,845
(Increase) in Current Assets:
Trade Accounts Receivable	(55,749)	(16)	(2,515)
Prepaid Expenses and Other Current Assets	(12,752)	-	-
Increase in Current Liabilities:
Accounts Payable - Trade	11,335	5,512	2,804
Accrued Liabilities	17,708	2,006	1,151
Due to Related Party	27,360	45,311	107,584
Net Cash Used in Operating Activities	( 180 ,199)	(45,328)	(156,712)

CASH FLOWS (TO) FROM INVESTING ACTIVITIES
Cash Provided to Free For All, Inc. in Acquisition	(14,245)	-	-
Cash Paid for Letal Fees of Free For All, Inc.	(20,000)	-	-
Purchase of Equipment	-	(2,438)	(6,993)
Net Cash Used in Investing Activities	( 34 ,245)	(2,438)	(6,993)

CASH FLOWS (TO) FROM FINANCING ACTIVITIES
Payments on Capital Lease Obligations	(3,115)	(892)	(3,736)
Members' Contributions	85,000	300,000	300,000
Net Cash Provided by Financing Activities	81,885	299,108	296,264

NET INCREASE (DECREASE) IN CASH	(132,559)	251,342	132,559

Cash and Cash Equivalents- Beginning of Period	132,559	-	-

CASH AND CASH EQUIVALENTS- END OF PERIOD	$-	$251,342	$132,559

NONCASH INVESTING AND FINANCING ACTIVITIES
Equipment Acquired Under Capital Lease Agreement	$18,899	$21,014	$21,014
Liability Converted to Member Interest	$100,000	$-	$-
Net Assets Transferred to Free for All, Inc.	$20 ,022	$-	$-

SUPPLEMENTARY CASH FLOW INFORMATION
Cash Paid for Interest	$1,632	$632	$2,362

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE 1	NATURE OF BUSINESS

Nature of Business

New Millennium Consultants, LLC (the "Company") Discount Prescription Card Division ("Division"), a New Jersey limited liability company, began operations in February 2008.  The Company was formed to develop, market, license and distribute discount prescription cards and related discounted healthcare services.  The Company, through its Division, provides a menu of discount products featuring a free prescription discount program.

On June 30, 2009, the Company assigned all of its assets and certain liabilities related to its Discount Prescription Card operating Division to Free for All, Inc. in exchange for 7,500,000 shares of stock which were distributed in accordance with the agreement. The transaction has been treated as a recapitalization of the Division. See Note 7.

Going Concern and Management's Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Division has incurred a loss since inception (February 2, 2008) and for the year ended December 31, 2008 the Division sustained a net loss of $272,343. These factors, among others, indicate that the Division may be unable to continue as a going concern for a reasonable period of time. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Division be unable to continue as a going concern.  The Division's continuation as a going concern is contingent upon its ability to obtain additional financing, and to generate revenue and cash flow to meet its obligations on a timely basis.

The Company has transferred the Division to Free For All, Inc.  Free For All, Inc. will seek to raise additional funding through equity financing during the next twelve months.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Significant estimates include allowances for doubtful accounts, accounting for income taxes, and depreciation.

Cash and Cash Equivalents

The Division considers all highly liquid investments purchased with original maturities of three months or less at the date of purchase to be cash equivalents.

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

Cash, receivables, accounts payable, accrued liabilities, due to related parties and capital lease obligations are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

Concentration of Credit Risk

Substantially all cash is deposited in one financial institution. At times, amounts on deposit may be in excess of the FDIC insurance limit. The Division has not experienced a loss in such accounts.

The Division was assigned all rights to revenues earned under an agreement with a third party.  The third party has entered into agreements with pharmacies whereby it receives commissions from them for card holders using discounted prescription cards.  The Division earns its commissions from the third party who collects from the pharmacies.  To date, over 97% of the Division's revenues have been earned from this customer.

Accounts Receivable

The Division uses the allowance method to account for uncollectible accounts receivable. Uncollectible amounts are charged against the allowance account. Management estimated an allowance of $1,845 based upon prior experience with customers and analysis of individual trade accounts at December 31, 2008. Management has determined that the allowance is sufficient to cover both current and anticipated future losses on the related accounts.  During the period from inception to June 30, 2008 as well as for the six months ended June 30, 2009, there were no charges for uncollectable amounts.

Property and Equipment

Property and equipment is stated at depreciated cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Equipment     5 Years
Computers     3 Years

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred.

Revenue Recognition

The Division offers a discount prescription drug card and other discount health and dental service programs.

For the discount prescription drug cards ("RxCut"), the Division provides the cards to groups or individuals who further distribute the cards to other individuals.  These cards are used at pharmacies located throughout the country and provide discounts to the individuals on the prescriptions purchased. If the individual pays less than the pharmacy usual and customary price, the Company receives a fixed commission fee from that transaction.  Each month the Company receives payment from its billing company or pharmacy network for payments they received during that month on transactions occurring in that month or prior months.

For the discounted health and dental services, the Company has three different plans with its GET Benefit Relief program.  Individuals enroll in the programs and pay a monthly or an annual fee for their membership. The Company works with a discount medical plan organization to provide discounted services to its members.  The Company has not earned any revenue from its GET Benefit Relief program to date; however, it was not launched until 2009.

Revenues typically result from a commission fee earned per transaction of the discount prescription card.  The Division receives a monthly transaction report from a third party that details all transactions including those that the Division earned commissions on.  The Division recognizes the revenues monthly after receipt of the reports for payable transactions.  Payments are received monthly from the third party but may take thirty to ninety days to collect.

The Company has earned other revenues related to set up fees and referrals.  The amounts earned have been minimal and these fees are no longer being charged.

Additional sources of discount program revenue are recognized as the services are completed.

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cost of Sales

Cost of sales consists of commissions paid on commission revenue earned in addition to expenditures for customer service and the printing of discount cards. The amount each sponsor may receive varies between $.10 and $1.25 per qualifying transaction per individual, with the Division paying a total of $1.25 per qualifying transaction.  Additional sources of Costs of Sales include expenditures for customer service and the printing of discount cards.

Advertising Costs

Advertising costs are charged to expense as they are incurred.  Advertising expense was $227 for the year ended December 31, 2008; and $-0- and $6,000 for the period of inception through June 30, 2008 (unaudited), and for the six months ended June 30, 2009 (unaudited), respectively.

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE 2              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Division does not incur income taxes; its earnings are included in the personal income of its members and taxed depending on their personal tax situations. Accordingly, the financial statements do not reflect a provision for income taxes. The Division has elected to defer application of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes. The Division follows Financial Accounting Standard No. 5, Accounting for Contingencies, for evaluating uncertain tax positions.

Software Development Costs

The Division accounts for its software development costs in accordance with Statement of Financial Accounting Standards (SFAS) Number 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. This statement requires that, once technological feasibility of a developing product has been established, all subsequent costs incurred in developing that product to a commercially acceptable level be capitalized and amortized ratably over the estimated life of the product. Through June 30, 2009, capitalizable costs incurred have not been significant for any development projects. Accordingly, the Division has charged all related costs to expense in the periods incurred.

The Division follows Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, which requires capitalization of certain costs incurred during the development of internal use software. Through June 30, 2009, capitalizable costs incurred have not been significant for any development projects. Accordingly, the Division has charged all related costs to expense in the periods incurred.

Stock-Based Compensation

The Division adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on February 2, 2008. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006.  Through June 30, 2009, no stock based awards have been granted or exercised.

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE 2             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period.  Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.   Through June 30, 2009, the Division did not have any derivative instruments or hedging activities. Management is aware of the requirements of SFAS 161 and will disclose when appropriate.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  SFAS 162 will be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411.  The Division does not expect that the adoption of SFAS 162 will have a material impact on its financial condition or results of operations.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.”  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption of SFAS 163 did not have a material impact on its financial condition or results of operations.

The Company has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE 3	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2008:

Equipment	$6,993
Computers	21,014
Total	28,007
Less: Accumulated Depreciation	4,762
Net Property and Equipment	$23,245

The Company assigned all of its assets and certain liabilities related to its operating division to Free for All, Inc as of June 30, 2009; accordingly the Company has removed Property and Equipment assets as of June 30, 2009 (unaudited).  See Note 7.

Depreciation expense was $4,762 for the year ended December 31, 2008; and $1,401 and $4,534 for the period of inception through June 30, 2008 (unaudited), and for the six months ended June 30, 2009 (unaudited), respectively.

NOTE 4	CAPITAL LEASES

The Division leases certain computers under various noncancelable capital leases expiring through 2011. Computers held under these leases, which is included in property and equipment, consists of the following at December 31, 2008:

Computers	$21,014
Less: Accumulated Depreciation	(4,203)
Computers under Lease, Net	$16,811

As of December 31, 2008, future minimum lease payments are as follows:

Year Ending December 31,	Amount
2009	$9,148
2010	9,148
2011	3,049
Total Minimum Payments	21,345
Less: Amounts Representing Interest	4,067
Present Value of Net Minimum Lease Payments	17,278
Less: Current Portion	6,523
Capital Lease Obligations, Net of Current Portion	$10,755

The Company assigned all of its assets and certain liabilities related to its operating Division to Free for All, Inc as of June 30, 2009; accordingly the Division has removed Capital Lease Liabilities as of June 30, 2009 (unaudited).  See Note 7.

Interest expense on capital lease obligations for the year ended December 31, 2008 was $2,362; and $632 and $1,460 for the period of inception through June 30, 2008 (unaudited), and for the six months ended June 30, 2009 (unaudited), respectively.

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE 5	RELATED PARTY TRANSACTIONS

The Division leases office space from a member on a month-to-month basis.  Related party rent expense for the six months ended June 30, 2009 (unaudited), the period from inception (February 2, 2008) to June 30, 2008 (unaudited) and the year ended December 31, 2008 was $13,200, $6,500 and $18,500, respectively.

Certain commissions are payable to a member.  Total commissions expense to related parties for the six months ended June 30, 2009 (unaudited), period from inception (February 2, 2008) to June 30, 2008 (unaudited) and the year ended December 31, 2008 was approximately $25,000, $4 and $180, respectively.

During 2008, the Division incurred $100,000 of expenses related to certain consulting services provided by the Division's currently acting Chief Information Officer and Director.  In 2009, this amount was converted into a 10% interest in the Company for the provider.  Additionally, a consulting firm wholly owned by the Officer received $12,500 during the year ended December 31, 2008, and $87,500 during the six months ended June 30, 2009 (unaudited) for services performed.

Total amounts due to related parties at December 31, 2008 were approximately $107,600 which consisted primarily of amounts due to the Chief Information Officer for consulting services in addition to amounts due to the Company's Chief Executive Officer for commissions payable on revenue transactions and amounts due for reimbursable expenses.

The Law firm of one of the Company's directors received $8,292 during the year ended December 31, 2008; and $-0- and $4,563 for the period of inception through June 30, 2008 (unaudited), and for the six months ended June 30, 2009 (unaudited), respectively, for services provided.

NOTE 6	COMMITMENTS AND CONTINGENCIES

From time to time, in the normal course of business, the Division is subject to routine litigation incidental to its business. Although there can be no assurances as to the ultimate disposition of any such matters, it is the opinion of management, based upon the information available at this time, that there are no matters, individually or in the aggregate, that will have a material adverse effect on the results of operations and financial condition of the Division.

DISCOUNT PRESCRIPTION CARD DIVISION OF
NEW MILLENNIUM CONSULTANTS, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE 7	ASSIGNMENT TO FREE FOR ALL, INC.

On June 30, 2009, the Company assigned all of its assets and certain liabilities related to its Discount Prescription Card operating Division to Free for All, Inc. in exchange for 7,500,000 shares of stock which were distributed in accordance with the agreement and the forgiveness of $20,000 in amounts owed to the Division.  The assigned assets and liabilities are as follows:

Cash and Cash Equivalents	$14,245
Accounts Receivable	56,419
Prepaid Expenses and Other Current Assets	12,752
Property and Equipment	37,610
Total Assets Assigned	121,026

Accounts Payable and Accruals	67,942
Capital Lease Obligations	33,062
Total Liabilities Assigned	101,004

Net Assets Assigned	$20,022

NOTE 8              RECLASSIFICATION

The Company has reclassified $20,000 paid to an attorney for legal services of Free For All, Inc. out of operating activities and into investing activities on the accompanying statements of cash flows for the six months ended June 30, 2009.

FREE FOR ALL, INC.
UNAUDITED PROFORMA FINANCIAL INFORMATION
EXPLANATORY HEADNOTE

INTRODUCTION

The following unaudited proforma financial statements give effect to the acquisition of the Discount Prescription Card Division (the Division) of New Millennium Consultants, LLC (NMC) by Free For All, Inc. (the Company) and is based on the estimates and assumptions set forth herein and in the notes to such statements. This proforma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The proforma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisition been effected on the date indicated or the results which may be obtained in the future.

Revenues typically result from a commission fee earned per transaction of the discount prescription card.  The Company receives a monthly transaction report from a third party that details all transactions including those that the Company earned commissions on.  The Company recognizes the revenues monthly after receipt of the reports for payable transactions.  Payments are received monthly from the third party but may take thirty to ninety days to collect.

The proforma statement of operations for the six months ended June 30, 2009, includes the operating results of the Company for the period from inception (May 18, 2009) to June 30, 2009 and the operating results of the Division for the period January 1, 2009 to June 30, 2009. The proforma statement of operations for the period ended December 31, 2008 consists of the operating results of the Division.

ACQUISITION

On June 30, 2009, the Company acquired substantially all of the assets and liabilities related to the Discount Prescription Card Division of NMC. in exchange for 7,500,000 shares of stock and the forgiveness of $20,000 in amounts owed to the Division.  The acquired assets and liabilities are as follows:

Cash	$14,245
Accounts Receivable	56,419
Prepaids and Other Current Assets	12,752
Fixed Assets	37,610
Total Assets Acquired	121,026

Accounts Payable and Accruals	67,942
Capital Lease Obligations	33,062
Total Liabilities Acquired	101,004

Net Assets Acquired	$20,022

FREE FOR ALL, INC.
UNAUDITED PROFORMA STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2009

	Discount
	Prescription Card		Free for All, Inc.
	Division	Discount	Period From		Proforma Six
	For the Six	Prescription Card	Inception		Months Ended
	Months Ended	Division	(May 18,	Free for All, Inc.	June 30,
	June 30,	Proforma	2009) to June 30,	Proforma	2009
	2009	Adjustments	2009	Adjustments	(Unaudited)

SALES	$70,289	$-	$-	$-	$70,289

COST OF SALES
Related party commissions	26,532	-	-	-	26,532
Cost of sales	17,702	-	-	-	17,702
Total Cost of Sales	44,234	-	-	-	44,234

GROSS PROFIT	26,055	-	-	-	26,055

OPERATING EXPENSES
Related party consulting	75,000	-	-	-	75,000
Operating expenses	122,058	-	-	-	122,058
Total Operating Expenses	197,058	-	-	-	197,058

(LOSS) FROM OPERATIONS	(171,003)	-	(23,872)	-	(194,875)

INTEREST EXPENSE	(1,632)	-	-	-	(1,632)

NET (LOSS)	$(172,635)	$-	$(23,872)	$-	$(196,507)

See accompanying Headnote and Notes to Proforma Financial Statements.

FREE FOR ALL, INC.
UNAUDITED PROFORMA STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED DECEMBER 31, 2008

	Discount
	Prescription Card
	Division	Discount	Proforma
	For the	Prescription Card	Period Ended
	Period Ended	Division	December 31,
	December 31,	Proforma	2008
	2008	Adjustments	(Unaudited)

SALES	$3,092	$-	$3,092

COST OF SALES
Related party commissions	190	-	190
Cost of sales	4,690	-	4,690
Total Cost of Sales	4,880	-	4,880

GROSS (LOSS)	(1,788)	-	(1,788)

OPERATING EXPENSES
Related party consulting	112,500	-	112,500
Operatiing expenses	155,693	-	155,693
Total Operating Expenses	268,193	-	268,193

(LOSS) FROM OPERATIONS	(269,981)	-	(269,981)

INTEREST EXPENSE	(2,362)	-	(2,362)

NET (LOSS)	$(272,343)	$-	$(272,343)

See accompanying Headnote and Notes to Proforma Financial Statements.

FREE FOR ALL, INC.
NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

NOTE 1	PROFORMA ADJUSTMENTS

The adjustments relating to the statements of operations are computed assuming the acquisition of the Division was completed at the beginning of the periods presented.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1)

SEC Registration Fees	$276
Blue Sky Filing Fees	$1,000
Blue Sky Legal Fees	$2,000
Printing Expenses	$3,000
Legal Fees	$40,000
Accounting Fees	$10,000
Transfer Agent Fees	$2,000
Miscellaneous Expenses	$1848
Total	$60,124	(2)

(1)  All expenses, except the SEC registration fee, are estimated.
(2)  All expenses of the offering (excluding brokerage commissions) will be borne by the Registrant and not the selling stockholders.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                Our Certificate of Incorporation provide that liability of directors to us for monetary damages is eliminated to the full extent provided by Delaware law.  Under Delaware law, a director is not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for authorizing the unlawful payment of a dividend or other distribution on our capital stock or the unlawful purchases of our capital stock; (iv) a violation of Delaware law with respect to conflicts of interest by directors; or (v) for any transaction from which the director derived any improper personal benefit.

The effect of this provision in our Certificate of Incorporation is to eliminate our rights and our stockholders’ rights (through stockholders’ derivative suits) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including any breach resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (v) above.  This provision does not limit or eliminate our rights or the rights of our security holders to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care or any liability for violation of the federal securities laws.

Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

                In the last three years, we have issued the following unregistered securities:

(i)  In June 2009 we issued 7,500,000 shares in exchange for certain assets of NMC to the following individuals who were interest holders in NMC.

Name	Number of Shares Issued

Gerard Ferro	4,045,000
Eric Shugarts	1,000,000
Gavin P. Lentz	250,000
Louis Bove	250,000
Allen Spivak	500,000
Adam Spivak	500,000
George Bochetto	300,000
Mike Ryan	150,000
Scott Ballanger	75,000
Deanne Katsaros	30,000
Brian Clark	100,000
Joseph Clark	100,000
Patricia McGonigle	100,000
Coleen Nedblaski	35,000
Coleen Nedblaski (custodian for Haley Nedblaski, a minor)	32,500
Coleen Nedblaski (custodian for Cara Nedblaski, a minor)	32,500

TOTAL:	7,500,000

(ii) In July 2009, we sold 2,500,000 units, each unit comprised of one share of common stock and one warrant exercisable at $1.00 per warrant based upon a purchase price of $.10 per unit.

Name	Number of Shares Issued	Number of Warrants Issued

Brian Clark	300,000	300,000
Joe Clark	300,000	300,000
Jim Condon	50,000	50,000
John Hradek	100,000	100,000
Sherry Hunt	50,000	50,000
Steve Hyle	50,000	50,000
Tom McCoy	50,000	50,000
Ann McGonigle	350,000	350,000
Jim McGonigle	450,000	450,000
Patty McGonigle	350,000	350,000
Richard Meltz	50,000	50,000
Coleen Nedbalski	100,000	100,000
Erin Salone	50,000	50,000
Dave Steck	100,000	100,000
Eileen Wells	150,000	150,000

TOTAL:	2,500,000	2,500,000

The securities issuances described in items (i) and (ii) above were made in reliance upon the exemption provided in Section 4(2) of the Securities Act.  These issuances were to a limited number of investors, all of whom had a prior relationship with us and executed subscription agreements acknowledging they were familiar with our business operations, had made similar investments in the past, understood the risks associated with the investment, and were taking the shares for investment and not for distribution. All such securities were marked with the customary restrictive legend prohibiting transfer except under certain circumstances.

ITEM 16.  EXHIBIT INDEX

Number	Exhibit

3.1	Certificate of Incorporation, as amended, of Registrant
3.2	Bylaws of Registrant
5.1	Opinion of Gary A. Agron
10.1	Lippincott lease
10.2	Asset Exchange Agreement
10.3	Sponsor Agreement with Mr. Ferro
10.5	Prescription Drug Discount Card Agreement between Paramount Rx Inc. and Free For All, Inc.
10.6	New Benefits Sales and Service Agreement
10.7	Agelity Retail Sponsor Agreement
10.8	Assignment of Rights
10.9	Assignment of Agelity Agreement
23.2	Consent of Gary A. Agron (see 5.1 above)
23.3	Consent of AJ. Robbins, P.C., independent registered public accounting firm

ITEM 17.  UNDERTAKINGS

                   The undersigned registrant hereby undertakes:

            (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with
Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 12% change in the maximum aggregate offering price set forth in the “Calculation of registration Fee” table in the effective registration statements; and

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)           That, for the purpose of determining liability under the securities Act of 1933 to any purchaser:

(i)         Pursuant to Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)9i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration   statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

                   Pursuant to the requirements of the Securities Act, as amended, the Registrant has caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Marlton, New Jersey on January 27, 2010.

FREE FOR ALL, INC.
By:	/s/ Gerard Ferro Gerard Ferro Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons on January 27, 2010.

Signature	Title

/s/ Gerard Ferro. Gerard Ferro	Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer)

/s/ Eric Shugarts	Chief Information Officer
Eric Shugarts

/s/ Gavin Lentz	Director
Gavin Lentz

EXHIBIT INDEX

Number	Exhibit

3.1	Certificate of Incorporation, as amended, of Registrant
3.2	Bylaws of Registrant
5.1	Opinion of Gary A. Agron
10.1	Lippincott lease
10.2	Asset Exchange Agreement
10.3	Sponsor Agreement with Mr. Ferro
10.5	Prescription Drug Discount Card Agreement between Paramount Rx Inc. and Free For All, Inc.
10.6	New Benefits Sales and Service Agreement
10.7	Agelity Retail Sponsor Agreement
10.8	Assignment of Rights
10.9	Assignment of Agelity Agreement
23.2	Consent of Gary A. Agron (see 5.1 above)
23.3	Consent of AJ. Robbins, P.C., independent registered public accounting firm